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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

QUOVADX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
EXPLANATORY NOTE: This Amendment No. 1, which amends and restates in its entirety, the definitive proxy statement on Schedule 14A filed by Quovadx, Inc. on May 1, 2006, is being filed to amend the following:
1.	On page 32 of the proxy statement, in the Summary Compensation Table, the Total Compensation paid to Melvin L. Keating during 2005 has been corrected to read “$631,485.”
2.	On page 33 of the proxy statement, within the paragraph headed “Option Grants in the Last Fiscal Year,” the sentence “The table also shows the hypothetical gains that would exist for the options at the end of their ten-year terms for the Named Executive Officers at assumed compound rates of stock appreciation of 5 percent and 10 percent.” has been deleted and replaced in its entirety to read: “The table also shows the grant-date present value of options granted to the Named Executive Officers in 2005.” Also, within the table immediately following this paragraph, a reference to footnote “(e)” has been added to the column titled “Grant Date Present Value.”

May 15, 2006
Dear Stockholder:
      It is our pleasure to invite you to the 2006 Annual Meeting of Stockholders of Quovadx, Inc. The meeting will be held on Thursday, June 22, 2006, at 9:00 a.m. (Mountain Daylight Time), at the Harlequin Plaza, North Building First Floor Conference Room, 7600 East Orchard Road, Greenwood Village, Colorado 80111.
      During the Annual Meeting, we will vote on each item of business described in the Notice of Annual Meeting and Proxy Statement and give a report on the Company’s business operations. There will also be time for questions. The enclosed Notice of Annual Meeting and Proxy Statement describe the proposals to be considered and voted on at the Annual Meeting.
      We hope that you will be able to attend the Annual Meeting. Whether or not you plan to attend the meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.
      On behalf of our Board of Directors and senior management of Quovadx, Inc., we would like to express our appreciation for your support of and interest in the Company.

Sincerely,	Sincerely,

JEFFREY M. KRAUSS	HARVEY A. WAGNER
Chairman of the Board of Directors	President and Chief Executive Officer

7600 East Orchard Road, Suite 300S
Greenwood Village, CO 80111
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
To our Stockholders:
      The 2006 Annual Meeting of Stockholders of Quovadx, Inc. will be held at the Harlequin Plaza, North Building First Floor Conference Room, 7600 East Orchard Road, Greenwood Village, Colorado 80111, at 9:00 a.m. (Mountain Daylight Time) on Thursday, June 22, 2006.
Items of Business:

1. To elect two Class I directors to serve for a three-year term that expires at the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2. To approve our 2006 Equity Incentive Plan;

3. To ratify the selection of McGladrey & Pullen LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4. To transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.
      These items of business are described in the accompanying proxy statement.
      The meeting will begin promptly at 9:00 a.m. (Mountain Daylight Time), and check-in will begin at 8:30 a.m. Only holders of record of shares of Quovadx common stock (NASDAQ: QVDX) at the close of business on the record date, April 24, 2006, are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.
      Proxy Voting: Your vote is important. Please vote your shares as soon as possible via either the Internet, telephone or mail.

By order of the Board of Directors,

LINDA K. WACKWITZ
Secretary
Greenwood Village, Colorado
May 15, 2006

QUOVADX, INC.
7600 East Orchard Road, Suite 300S,
Greenwood Village, Colorado 80111
PROXY STATEMENT
GENERAL INFORMATION
      The Board of Directors of Quovadx, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2006 Annual Meeting of Stockholders to be held on Thursday, June 22, 2006, beginning at 9:00 a.m. (Mountain Daylight Time) at the Harlequin Plaza, North Building First Floor Conference Room, 7600 East Orchard Road, Greenwood Village, Colorado 80111, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.
      In this proxy statement, the terms “we,” “our,” “Quovadx” and the “Company” each refer to Quovadx, Inc. The term “Board” means our Board of Directors, the term “proxy materials” means this proxy statement, the enclosed proxy card and our annual report on Form 10-K for the year ended December 31, 2005. The term “Annual Meeting” means our 2006 Annual Meeting of Stockholders.
      We are sending these proxy materials on or about May 15, 2006, to all stockholders of record at the close of business on the Record Date, April 24, 2006.
QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION
AND VOTING AT THE ANNUAL MEETING
When and where is the meeting?
The meeting will be held on Thursday, June 22, 2006, beginning at 9:00 a.m. (Mountain Daylight Time) at the Harlequin Plaza North Building First Floor Conference Room, 7600 East Orchard Road, Greenwood Village, Colorado 80111. The meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m.
Who is entitled to vote at the meeting?
Only stockholders who owned Quovadx common stock at the close of business on the Record Date (April 24, 2006) are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.
As of the Record Date, 41,944,422 shares of Quovadx common stock were outstanding. Each holder of common stock is entitled to one vote per share on each matter considered at the meeting. There is a maximum of 41,944,422 votes that may be cast at the meeting.
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?
We will have a quorum when the holders of a majority of the shares of Quovadx common stock entitled to vote at the meeting are present, in person or by proxy. A quorum is required to conduct business at the meeting. The presence of the holders of Quovadx common stock representing at least 20,972,212 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
How does the Board of Directors recommend that I vote?
Our Board recommends that you vote your shares “FOR” each of the items proposed to be voted on, as follows:

•	“FOR” Item 1 — the election of two nominees to serve as Class I directors on our Board;

•	“FOR” Item 2 — the approval of our 2006 Equity Incentive Plan; and

•	“FOR” Item 3 — the ratification of the appointment of our independent registered public accounting firm for the 2006 fiscal year.
What shares can I vote at the meeting?
You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you in street name as the beneficial owner through a broker, trustee or other nominee such as a bank.
What is the difference between being a record holder and holding shares in street name?
A record holder holds shares in his or her own name. Shares held in street name are shares held in the name of a bank or broker on a person’s behalf. Most Quovadx stockholders hold their shares in street name.
How can I vote my shares without attending the meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.
By Internet — Stockholders of record with Internet access may submit proxies from any location in the world by going to the following URL address http://www.proxyvoting.com/qvdx.
Most Quovadx stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.
By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by calling 1-866-540-5760 and entering the 11 digit control number at the bottom right hand corner of your proxy card.
Most Quovadx stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.
By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope.
Quovadx stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope.
How can I vote my shares in person at the meeting?
Stockholders of record may vote their record shares in person at the meeting. Beneficial holders may vote shares held in street name in person only if you first obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
Can I change my vote?
You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary at our principal executive offices prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.
Who can help answer my questions?
If you have any questions about the meeting or how to vote or revoke your proxy, please call the Quovadx proxy information line at (720) 554-1210.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a way that protects your voting privacy. Your vote will not be disclosed either within Quovadx or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card. Those proxy cards may be forwarded to Quovadx management.
What vote is required to approve each item and how are votes counted?
The vote required to approve each item of business and the method for counting votes is as follows:
Election of Directors. The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. You may vote “FOR” or you may “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
All Other Items. For the approval of our 2006 Equity Incentive Plan and the ratification of the appointment of our independent registered public accounting firm for the 2006 fiscal year and for any other matters that are properly brought before the meeting, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”
As described below, broker non-votes will have no effect and will not be counted toward the vote total on any proposal.
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” ratification of the independent auditors, “FOR” adoption of the 2006 Equity Incentive Plan, and in the discretion of the proxy holders on any other matters that properly come before the meeting).
What is a “broker non-vote”?
Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of the appointment of independent registered public accounting firm), but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but not non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.
How are “broker non-votes” counted?
Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?
If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the Annual Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.
What happens if additional matters are presented at the meeting?
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Harvey A. Wagner and Linda K. Wackwitz (our Chief Executive Officer and our Chief Legal Officer, respectively), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.
Who will serve as inspector of election?
We expect a representative of Mellon Investor Services LLC, our Transfer Agent, to tabulate the votes and act as inspector of election at the Annual Meeting.
What is “householding” and how does it affect me?
The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries (i.e., brokers) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Quovadx stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker direct. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Who is soliciting my vote and who will bear the costs of this solicitation?
Our Board is making this solicitation and Quovadx will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access these proxy materials or vote over the Internet, you are responsible for Internet charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.
Where can I find the voting results of the meeting?
We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2006.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.
Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Quovadx proxy statement for the annual meeting to be held in May or June 2007, the written proposal must be received by the Corporate Secretary of Quovadx at our principal executive offices no later than January 8, 2007 (unless the date of the 2007 annual meeting is more than 30 days before or after June 22, in which case the proposal must be received within a reasonable period of time before the proxy statement is printed and mailed). Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement for the 2007 annual meeting.
For a stockholder proposal that is not intended to be included in the Quovadx proxy statement in accordance with Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary of Quovadx in accordance with our Bylaws, which notice, for the 2007 annual meeting, must be received no later than January 8, 2007 (unless the date of the 2007 annual meeting is more than 30 days before or after June 22, in which case the proposal must be received within a reasonable period of time before the proxy statement is printed and mailed).
Nomination of Director Candidates: Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws, as well as a statement by the individual consenting to being named as a nominee and serving as a director if elected. In addition, the stockholder must give timely notice to the Corporate Secretary of Quovadx in accordance with the provisions of our Bylaws, which, in general, require that the notice be received by the Corporate Secretary of Quovadx within the time period described above under “Stockholder Proposals.” Stockholders may also recommend a director candidate for consideration by our Board’s nominating and corporate governance committee (as opposed to making a formal nomination of such candidate), as described below under “Consideration of Director Nominees.”
Copy of Bylaw Provisions: You may contact the Corporate Secretary of Quovadx at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ITEM ONE — ELECTION OF DIRECTORS
      Our Amended and Restated Certificate of Incorporation provides that our Board be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. We currently have seven directors, consisting of two Class I directors whose terms expire at our upcoming Annual Meeting; two Class II directors, whose terms expire at our annual meeting of stockholders to be held in 2007; and three Class III directors, whose terms expire at our annual meeting of stockholders to be held in 2008. In accordance with our Amended and Restated Certificate of Incorporation, any additional directorships resulting from an increase in the number of directors will be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible.
Class I Director Nominees — Term Expiring in 2009. There are two nominees for election as Class I directors this year. The Board, based on the recommendation of its nominating and corporate governance committee, has nominated Fred L. Brown and Charles J. Roesslein for re-election as Class I directors, each of whom has served as a director since the last annual meeting. If elected, Messrs. Brown and Roesslein will hold office as Class I directors until our annual meeting of stockholders held in 2009, and until their respective successors are elected and qualified or until their earlier death, resignation or removal.
      If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the two nominees recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that each nominee will be available to serve as a director. In the event Messrs. Brown and Roesslein become unavailable, however, the proxy holders will vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Messrs. Brown and Roesslein.
Vote Required and Recommendation of the Board of Directors. The two nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. Votes withheld from any director nominee, including broker non-votes, will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
FRED L. BROWN AND CHARLES J. ROESSLEIN AS CLASS I DIRECTORS.
Information Concerning the Nominees and Continuing Directors. The following table and paragraphs provide the name and age of each nominee and each current director of Quovadx whose term of office continues after the upcoming meeting, the principal occupation of each during the past five years and the period during which each has served as a director of Quovadx. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is provided below under “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships between any director or executive officer.

		Class and Year in
		Which Term
Name of Director	Age	Expires	Position with the Company

Fred L. Brown	65	Class I, 2009	Director
Charles J. Roesslein	57	Class I, 2009	Director
J. Andrew Cowherd	53	Class II, 2007	Director
James B. Hoover	51	Class II, 2007	Director
James A. Gilbert	57	Class III, 2008	Director
Jeffrey M. Krauss	49	Class III, 2008	Chairman of the Board of Directors
Harvey A. Wagner	65	Class III, 2008	Director, President and Chief Executive Officer

Nominees for Election as Class I Directors — Term Expiring In 2009
      Fred L. Brown. Mr. Brown has been a director of Quovadx since December 1999 and is chairman of our nominating and corporate governance committee and a member of our audit committee and, through June 22, 2006, a member of our compensation committee. Mr. Brown also currently is chairman and a member of the Board of Commissioners of the Joint Commission on the Accreditation of Healthcare Organizations and immediate past chairman of the National Kidney Foundation. He currently serves as an advisor to management and as a visiting professor at George Washington University. Mr. Brown previously served as director of Curon Medical, Inc., a medical product company, from May 2000 to August 2003, director of America’s Doctor, a privately held company, until August 2003, and director of Wellinx, Inc., also a privately held company, until August 2003. He also previously served as vice chairman of BJC HealthCare, a comprehensive healthcare network featuring 14 acute care hospitals, 7 long-term care facilities, 30,000 caregivers and physicians, and health plans covering more than 200,000 patients (“BJC”), from January 1999 to December 2000, during his tenure as chairman of the American Hospital Association. Mr. Brown served as the founding president and chief executive officer of BJC from June 1993 until December 1998.
      Charles J. Roesslein. Mr. Roesslein has been a director of Quovadx since December 2002 and he currently serves as chairman of our compensation committee, a member of our audit committee and, through June 22, 2006, a member of our finance committee. He currently is a director of Atlantic Tele-Network, Inc., a telecommunication company. Mr. Roesslein has been a director of National Instruments Corporation, a global leader in virtual instrumentation software and hardware, since July 2000. He is a retired officer of SBC Communications. Mr. Roesslein previously served as chairman of the board of directors, president and chief executive officer of Prodigy Communications Corporation, an Internet service provider, from June 2000 to December 2000. He served as president and chief executive officer of SBC-CATV, a cable television service provider, from October 1999 until May 2000, and as president and chief executive officer of SBC Technology Resources, the applied research division of SBC Communications Inc., from August 1997 to October 1999.

Class II Directors Continuing In Office — Term Expiring In 2007
      J. Andrew Cowherd. Mr. Cowherd has been a director of Quovadx since March 1997 and he currently serves as a member of our compensation committee, our nominating and corporate governance committee and, through June 22, 2006, a member of our finance committee. He is currently a managing director of Peter J. Solomon Company, an investment banking firm. He is also currently a principal in 25-B Corp., a firm providing consulting services to venture capital firms and venture-backed companies. From July 1996 until August 2004, Mr. Cowherd was a managing member of the general partner of Atlantic Medical Capital, L.P., a private investment fund dedicated to making investments in healthcare companies. Since July 1996, Mr. Cowherd has been a member of Atlantic Medical Management, LLC, which was the management services company of Atlantic Medical Capital, L.P. until August 2004. In addition, Mr. Cowherd has been a director of two privately held companies: NotifyMD, Inc., a company providing communications services to physicians, from August 1997 until September 2004, and Nursefinders, Inc., a company providing healthcare staffing and home health care services, from January 1998 until August 2004.
      James B. Hoover. Mr. Hoover has been a director of Quovadx since June 1999 and he currently serves as a member of our nominating and corporate governance committee, and our finance committee, and, through June 22, 2006, a member of our compensation committee. He currently is the managing member of DCP I, L.L.C., which is the general partner of Dauphin Capital Partners I, L.P., a healthcare venture capital firm founded in June 1998. He also currently is a managing member of Dauphin Capital, LLC, which is the general partner of Dauphin Capital Partners, L.P., and a member of Dauphin Management, LLC, which is the management services company of Dauphin Capital Partners, L.P. and Dauphin Capital Partners I, L.P. In addition, Mr. Hoover currently serves on the board of trustees of Elizabethtown College, for which Dauphin Management, LLC is responsible for the management of the college’s endowment. He is a director of several privately held healthcare companies. From November 1992 until June 1998, Mr. Hoover was a general partner of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in the acquisition of healthcare and information services businesses.

Class III Directors Continuing in Office — Term Expiring in 2008
      James A. Gilbert. Mr. Gilbert has been a director of Quovadx since October 2001 and he currently serves as chairman of our finance committee, a member of our audit committee and, through June 22, 2006, a member of our nominating and corporate governance committee. He also currently is a managing partner of LiveOak Equity Partners, L.P., a venture capital fund focusing on the information technology and healthcare industries. Mr. Gilbert previously served on the board of directors, and as president and chief operating officer, of IMNET Systems, Inc., a provider of electronic information and document management systems to the healthcare industry, from September 1996 to November 1997. In addition, Mr. Gilbert served as a director of Simione Central Holdings, Inc., a provider of management information systems to the home healthcare community, for several years during the mid-to-late 1990s. Mr. Gilbert currently serves as a director of several privately held companies.
      Jeffrey M. Krauss. Mr. Krauss has been chairman of our Board since March 1997 and he currently serves as chairman of our audit committee, a member of our compensation committee and, through June 22, 2006, a member of our finance committee. Mr. Krauss is a Certified Public Accountant. Since April 2000, he has been a managing member of Psilos Group Managers, LLC, a New York based venture capital firm, and a managing member of the general partner of Psilos Group Partners I, LP, Psilos Group Partners II, LP, Psilos Group Partners III, LP, and Psilos Group Partners II SBIC, LP, each a venture capital partnership. From May 1990 until March 2000, Mr. Krauss was a general partner of the general partner of Nazem & Company III, L.P. and Nazem & Company IV, L.P., both venture capital funds. During that time, he also was a general partner of the Transatlantic Fund, a joint venture between Nazem & Company and Banque Nationale de Paris of France. Mr. Krauss is currently a director of Tegal Corporation, a designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits, and he is a director of Valera Pharmaceuticals, a NASDAQ-traded specialty pharmaceutical corporation. He also serves as a director of several privately held companies.
      Harvey A. Wagner. Mr. Wagner has been a director of Quovadx since April 11, 2004 and our president and chief executive officer since October 7, 2004. Mr. Wagner served as our acting president and chief executive officer from May 1, 2004 to October 7, 2004. He currently is a member of the board of directors, chairman of the audit committee, a member of the compensation committee, and of the governance and nominations committee of CREE, Inc., a NASDAQ-traded company, and is the chairman of the audit committee and a member of the governance committee of FormFactor, Inc., a NASDAQ-traded company. He also currently is a member of the board of directors, and chairman of the audit committee, of Proficient Systems, Inc., a privately held company. Mr. Wagner served as executive vice president and chief financial officer of Mirant Corporation from January 2003 to April 2004. Prior to joining Mirant, Mr. Wagner was executive vice president of finance, secretary, treasurer, and chief financial officer at Optio Software, Inc. from February 2002 to December 2002. From May 2001 to January 2002, Mr. Wagner performed independent consulting services for various corporations. He was chief financial officer, general manager, and chief operating officer for PaySys International, Inc. from December 1999 to April 2001. He served as executive vice president of finance and administration, and chief financial officer for Premiere Technologies, Inc. from April 1998 to September 1999. Prior to joining Premiere Technologies, Mr. Wagner served as senior vice president of finance, chief financial officer and treasurer of Scientific-Atlantic, Inc. from 1994 to 1998.
Consideration of Director Nominees
      Stockholder Nominees. As described above in the Question and Answer section of this proxy statement under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on the Board. In addition, the nominating and corporate governance committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Corporate Secretary at our mailing address: the candidate’s name, home and business contact information; detailed biographical data; relevant qualifications; a statement of the candidate’s ownership of Quovadx Common Stock; a detailed statement of the proposed nominee’s qualifications to serve as a director including the strengths he or she would bring to the Board; ten references, including both professional and personal references; and information regarding any relationships between the candidate and Quovadx within the last three years and evidence of ownership of Quovadx Common Stock by the recommending stockholder.
      Director Qualifications. Members of the Board should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Business Conduct and Ethics. While the nominating and corporate governance committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.
      Identifying and Evaluating Nominees for Directors. Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating candidates for nomination to the Board. Although candidates for nomination to the Board of Directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Board through professional search firms, stockholders or other persons. The committee shall select individuals as director nominees who shall have the highest personal and professional ethics, integrity and values, who shall be committed to representing the long-term interests of the stockholders and capable of an objective perspective, who shall have mature judgment and experience at policy-making levels, who shall be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and who shall be committed to serve on the Board for an extended period of time. The committee shall consider the current composition of the Board and select nominees that fit the perceived needs of the Board in terms of independence (as defined by the SEC and NASDAQ), background and experience with public company governance, finance, marketing, technology and market sectors in which the Company is doing business, as they are relevant to the Company’s then current activities. Candidates properly recommended by stockholders would be evaluated by the nominating and corporate governance committee independent directors using the same criteria as other candidates.
ITEM TWO — APPROVAL OF THE QUOVADX, INC. 2006 EQUITY INCENTIVE PLAN
      The Quovadx, Inc. 2006 Equity Incentive Plan (the “2006 Incentive Plan”), which is included in this Proxy Statement as Appendix A, was adopted by the Board of Directors on April 20, 2006, subject to stockholder approval at the Annual Meeting. There are 8,579,000 shares of Common Stock reserved for issuance under the 2006 Incentive Plan.
      The Board adopted the 2006 Incentive Plan as an amendment and restatement of the Company’s 1997 Stock Plan (the “1997 Plan”) and 2000 Nonstatutory Stock Option Plan (the “2000 Plan”) (together, the “Prior Plans”). The approval of the 2006 Incentive Plan will allow the Company to utilize a broad array of equity incentives in order to secure and retain the services of employees, directors, and consultants of the Company and its affiliates, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.
      As of April 24, 2006, options (net of canceled or expired options) covering an aggregate of 3,076,659 shares of Common Stock, and 690,132 shares of restricted Common Stock, had been granted under the 1997 Plan, and approximately 3,069,192 shares of Common Stock remained available for future grants under the 1997 Plan, and options (net of canceled or expired options) covering an aggregate of 2,046,293 shares of Common Stock had been granted under the 2000 Plan, and approximately 924,684 shares of Common Stock remained available for future grants under the 2000 Plan. During the last fiscal year, under the Prior Plans, the Company granted to all current executive officers as a group options to purchase 575,000 shares at exercise prices of $2.77 to $3.30 per share, and 165,632 shares of restricted Common Stock, and to all employees (excluding executive officers) as a group options to purchase 455,555 shares at exercise prices of $2.06 to $3.30 per share and 5,000 shares of restricted Common Stock.
      Upon approval by the stockholders of the 2006 Incentive Plan, all outstanding options under the 1997 Plan and the 2000 Plan will become subject to the 2006 Incentive Plan, and no further stock awards will be granted under the 1997 Plan or the 2000 Plan. Except as otherwise noted below, such outstanding stock awards will have substantially the same terms as will be in effect for future stock awards under the 2006 Incentive Plan.
      Vote Required and Recommendation of the Board of Directors. Approval of the adoption of the 2006 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Quovadx present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same effect as a vote against the proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

DESCRIPTION OF THE 2006 EQUITY INCENTIVE PLAN
General
      The 2006 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards and other forms of equity compensation (collectively, “awards”). By contrast, the 1997 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, stock appreciation rights, performance shares and performance units, and the 2000 Plan provides for the grant of nonstatutory stock options only. Incentive stock options granted under the 2006 Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2006 Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.
Purpose
      The Board adopted the 2006 Incentive Plan to provide a means to secure and retain the services of employees, directors and consultants of the Company and its affiliates, to provide incentives for such individuals to exert maximum efforts for the success of the Company and its affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of the Company’s Common Stock through the grant of awards.
Administration
      The Board administers the 2006 Incentive Plan. Subject to the provisions of the 2006 Incentive Plan, the Board has the power to construe and interpret the 2006 Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, or strike price of each award, the type of consideration permitted to exercise or purchase each award and other terms of the award.
      The Board has the power to delegate some or all of the administration of the 2006 Equity Incentive Plan to a committee or committees. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 2006 Incentive Plan to the compensation committee of the Board. As used herein with respect to the 2006 Incentive Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.
Stock Subject to the 2006 Equity Incentive Plan
      An aggregate of 8,579,000 shares of Common Stock is reserved for issuance under the 2006 Incentive Plan. Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange, and such issuance shall not reduce the number of shares available for issuance under the 2006 Incentive Plan.
      If an award granted under the 2006 Incentive Plan (including all awards outstanding under the Prior Plans on the effective date of the 2006 Incentive Plan) expires or otherwise terminates without being exercised in full, or if any shares of Common Stock issued pursuant to an award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the 2006 Incentive Plan.
      If any shares subject to an award are not delivered to a participant because such shares are withheld for the payment of taxes or the award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), the number of shares that are not delivered shall remain available for issuance under the 2006 Incentive Plan. By contrast, neither the 1997 Plan nor the 2000 Plan includes such a provision.
      If the exercise price of any stock award is satisfied by tendering shares of Common Stock held by the participant, then the number of shares so tendered shall remain available for issuance under the 2006 Incentive Plan. By contrast, neither the 1997 Plan nor the 2000 Plan includes such a provision. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2006 Incentive Plan is equal to the total share reserve.
      No employee may be granted options and stock appreciation rights under the 2006 Incentive Plan covering more than 1,500,000 shares of Common Stock during any calendar year, unless the options and stock appreciation rights are to be granted in the calendar year of such individual’s commencement of service to the Company, in which case the participant may be granted options or stock appreciation rights covering an additional 1,500,000 shares (“Section 162(m) Limitation”).
Eligibility
      Incentive stock options may be granted under the 2006 Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), consultants and directors of the Company and its affiliates are eligible to receive all other types of awards under the 2006 Incentive Plan. Eligibility for awards under the 1997 Plan is identical to that under the 2006 Incentive Plan, but by contrast, under the 2000 Plan options may not be granted to any director of the Company or to any officer within the meaning of Section 16 of the Exchange Act. As of April 24, 2006, approximately 475 employees and six non-employee directors of the Company and its affiliates are eligible to participate in the 2006 Incentive Plan. Additionally, from time-to-time, selected consultants of the Company or its affiliates may participate in the Plan.
      No incentive stock option may be granted under the 2006 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.
Terms of Options
      Options may be granted under the 2006 Incentive Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2006 Incentive Plan. Individual option agreements may be more restrictive as to any or all of the permissible terms described below.
      Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. By contrast, under the 1997 Plan and the 2000 Plan the exercise price of nonstatutory stock options shall be determined by the Board; provided, however, that under the 1997 Plan, the exercise price of nonstatutory stock options intended to qualify as “performance-based compensation” under Section 162(m) of the Code may not be less than 100% of the fair market value of the stock on the date of grant. As of April 24, 2006, the closing price of the Company’s Common Stock as reported on the NASDAQ National Market System was $3.17 per share.
      Consideration. The exercise price of options granted under the 2006 Incentive Plan may be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash or check, (ii) by bank draft or money order, (iii) pursuant to a broker-assisted cashless exercise, (iv) by delivery of other Common Stock of the Company, (v) pursuant to a net exercise arrangement, or (vi) in any other form of legal consideration acceptable to the Board. Under the 1997 Plan, the exercise price of options may be paid, at the discretion of the Board, (i) by cash or check, (ii) by promissory note, (iii) pursuant to a broker-assisted cashless exercise, (iv) by delivery of other Common Stock of the Company, or (v) by any combination of the foregoing. Under the 2000 Plan, the exercise price of options may be paid, at the discretion of the Board, (i) by cash or check, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other Common Stock of the Company, (iv) by a reduction in the amount of any Company liability to the participant, (v) in any other form of legal consideration, or (vi) by any combination of the foregoing.
      Vesting. Options granted under the 2006 Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with the Company or an affiliate, whether such service is performed in the capacity of an employee, consultant or director

(collectively, “service”) and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2006 Incentive Plan may be subject to different vesting terms, provided that no option granted to a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the option. The Board has the authority to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2006 Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares if the participant’s service terminates before vesting.
      Tax Withholding. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant or by a combination of these means.
      Term. The maximum term of options granted under the 2006 Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years.
      Termination of Service. Options granted under the 2006 Incentive Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within the period (if any) specified in the option agreement after the termination of the participant’s service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term. By contrast, under the 1997 Plan and the 2000 Plan, in the event of a participant’s death, the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option have passed.
      Restrictions on Transfer. Unless provided otherwise by the Board, a participant in the 2006 Incentive Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by the Company pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.
Terms of Restricted Stock Awards
      Restricted stock awards may be granted under the 2006 Incentive Plan pursuant to restricted stock award agreements.
      Consideration. A restricted stock award may be awarded in consideration for past or future services actually rendered to the Company or an affiliate, or any other form of legal consideration that may be acceptable to the Board.
      Vesting. Shares of stock acquired under a restricted stock award may, but need not be, subject to forfeiture or a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a restricted stock award.
      Termination of Service. Upon termination of a participant’s service, the Company may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award agreement.
      Restrictions on Transfer. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

      Limits. Under the 1997 Plan, no participant may be granted restricted stock awards covering more than 500,000 shares of Common Stock during any fiscal year, unless the restricted stock awards are to be granted in the fiscal year of a participant’s commencement of service as an employee of the Company, in which case such employee may be granted restricted stock awards covering an additional 500,000 shares.
Terms of Restricted Stock Unit Awards
      Restricted stock unit awards may be granted under the 2006 Incentive Plan pursuant to restricted stock unit award agreements.
      Consideration. The purchase price, if any, for restricted stock unit awards may be paid in any form of legal consideration acceptable to the Board.
      Settlement of Awards. A restricted stock unit award may be settled by the delivery of shares of the Company’s Common Stock, in cash, or by any combination of these means or in any other form of consideration as determined by the Board.
      Vesting. Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.
      Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. However, the Company does not anticipate paying cash dividends on its Common Stock for the foreseeable future.
      Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.
Terms of Stock Appreciation Rights
      Stock appreciation rights may be granted under the 2006 Incentive Plan pursuant to stock appreciation rights agreements.
      Exercise. Each stock appreciation right is denominated in shares of Common Stock equivalents.
      Upon exercise of a stock appreciation right, the Company will pay the participant an amount equal to the excess of (i) the aggregate fair market value of the Company’s Common Stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.
      Term. The maximum term of stock appreciation rights granted under the 2006 Employee Plan is 10 years.
      Strike Price. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant. Under the 1997 Plan, the strike price of stock appreciation rights is determined by the Board in its sole discretion.
      Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of the Company’s Common Stock, in any combination of the two or any other form of consideration determined by the Board.
      Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.
      Termination of Service. Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. However, in no event may a stock appreciation right be exercised beyond the expiration of its term. By contrast, under the 1997 Plan, upon termination of a participant’s service the participant generally may exercise any vested stock appreciation right for three months after such termination of service unless (i) termination is due to the participant’s disability, in which case the stock appreciation right may be exercised (to the extent the stock appreciation right was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, in which case the stock appreciation right may be exercised (to the extent the stock appreciation right was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such stock appreciation right have passed; or (iii) the stock appreciation right by its terms specifically provides otherwise.
Terms of Other Equity Awards
      The Board may grant other equity awards that are valued in whole or in part by reference to the Company’s Common Stock. Subject to the provisions of the 2006 Equity Incentive Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of Common Stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.
Terms of Performance-Based Awards
      Under the 2006 Incentive Plan, an award may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All employees, consultants or directors of the Company and its affiliates are eligible to receive performance-based awards under the 2006 Incentive Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board. The maximum benefit to be received by any individual in any calendar year attributable to performance-based stock awards may not exceed the value of 500,000 shares of the Company’s Common Stock, unless the performance-based stock awards are to be granted in the calendar year of such individual’s commencement of service to the Company, in which case the maximum benefit to be received shall not exceed the value of 1,000,000 shares of the Company’s Common Stock. The maximum amount to be received by any individual in any calendar year attributable to performance-based cash awards may not exceed $1,000,000.
      In granting a performance-based award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2006 Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.
      Performance goals under the 2006 Incentive Plan shall be determined by the Board, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; (xxviii) market capitalization; and (xxix) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
      Under the 1997 Plan, performance goals shall be determined by the Board based on one or more of the following performance criteria: (i) cash position, (ii) earnings per share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total stockholder return.
      The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

      If the 2006 Incentive Plan is approved by the stockholders, compensation attributable to performance-based awards under the 2006 Incentive Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.
Repricing Provisions
      Under the 2006 Incentive Plan, neither the Board nor any committee has the authority to: (i) reprice any outstanding stock awards under the 2006 Incentive Plan, or (ii) cancel and re-grant any outstanding stock awards under the 2006 Incentive Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event. By contrast, under the 1997 Plan and the 2000 Plan, the Board has the authority to (i) reduce the exercise price of any award to the then current fair market value if the fair market value of the Common Stock covered by such award has declined since the date of grant of such award and (ii) initiate an option exchange program whereby outstanding options are exchanged for options with a lower exercise price.
Adjustment Provisions
      If any change is made to the outstanding shares of the Company’s Common Stock without the Company’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend, or stock split or other specified change in the capital structure of the Company), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2006 Incentive Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to incentive stock options, (iii) the maximum number and/or class of securities for which any one person may be granted options and/or stock appreciation rights or performance-based awards per calendar year pursuant to the Section 162(m) Limitation, and (iv) the number and/or class of securities and the price per share in effect under each outstanding award under the 2006 Incentive Plan.
Effect of Certain Corporate Events
      Under the 2006 Incentive Plan, unless otherwise provided in the applicable stock award agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s repurchase right) will terminate immediately prior to the completion of such dissolution or liquidation, and any shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company. However the Board may, in its sole discretion, cause some or all outstanding stock awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture before the dissolution or liquidation is completed, but contingent on its completion. The Board shall notify each participant of the proposed dissolution or liquidation and the treatment of such participant’s stock awards no later than 15 days prior to the effective date of the proposed transaction.
      Under the 2006 Incentive Plan, unless otherwise provided in a written agreement between the Company or any affiliate and the holder of an award, in the event of a corporate transaction (as defined in the 2006 Incentive Plan and described below), all outstanding stock awards under the 2006 Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will terminate if not exercised within 15 days after the date of written notice from the Board, and any reacquisition or repurchase rights held by the Company with respect to stock awards will lapse. Under the 1997 Plan and the 2000 Plan, in the event that a successor corporation does not assume or substitute for the awards upon a corporate transaction (as defined in the 1997 Plan and the 2000 Plan), the vesting and exercisability provisions of all outstanding awards will be accelerated in full, and under the 1997 Plan, all restrictions on restricted stock and all performance goals or other vesting criteria with respect to performance shares and performance units will be as determined by the Board.
      In the event a stock award will terminate if not exercised, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price. By contrast, neither the 1997 Plan nor the 2000 Plan includes such a provision.
      For purposes of the 2006 Incentive Plan, a corporate transaction will be deemed to occur in the event of (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries, (ii) a sale or other disposition of at least 90% of the outstanding securities of the Company, (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation, or (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise. For purposes of the 1997 Plan and the 2000 Plan, a corporate transaction will be deemed to occur in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company.
      A stock award may be subject to additional acceleration of vesting and exercisability upon or after the occurrence of certain specified change in control transactions (as defined below), as may be provided in the agreement for such award or as may be provided in any other written agreement between the Company or an affiliate and the participant, but in the absence of such provision, no such acceleration shall occur. Certain award agreements under the 2006 Incentive Plan provide that options and restricted stock awards granted to members of the Board shall become fully vested and exercisable upon a change in control. Certain other award agreements under the 2006 Incentive Plan provide that options and restricted stock awards granted to certain executives shall become fully vested and exercisable in the event such executive’s service terminates within 3 months before and 12 months after a change in control due to (i) an involuntary termination (excluding death or disability) without “cause” (as defined in the applicable agreement), or (ii) a voluntary termination for “good reason” (as defined in the applicable agreement).
      For purposes of the 2006 Incentive Plan, a change in control will mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect owner of securities of the Company representing more than 50% of the combined voting power of the outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) a merger, consolidation or similar transaction involving the Company directly or indirectly, and immediately after consummation of such transaction the stockholders of the Company immediately prior thereto do not directly or indirectly own either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity; (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and subsidiaries, other than to an entity more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.
      Under the 1997 Plan, options and restricted stock awards shall become fully vested and exercisable upon a change in control. For purposes of the 1997 Plan, a change in control will mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d)of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto continue to represent (whether by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.
      The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the 2006 Incentive Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination
      The Board may suspend or terminate the 2006 Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2006 Incentive Plan will terminate on April 20, 2016.
      The Board may amend or modify the 2006 Incentive Plan at any time. However, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements.
      The Board also may submit any other amendment to the 2006 Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.
Federal Income Tax Information
      The following is a summary of the principal United States federal income tax consequences to employees and the Company with respect to participation in the 2006 Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
      Incentive Stock Options. Incentive stock options granted under the 2006 Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
      If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.
      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
      Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.
      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
      Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. The Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

      However, if the shares issued upon the grant of a restricted stock award are unvested and subject to reacquisition or repurchase by the Company in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the Company’s reacquisition or repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the reacquisition or repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.
      Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
      Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
      Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.
      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.
      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.
      Compensation attributable to restricted stock awards, restricted stock unit awards and performance-based awards will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits
      The 2006 Incentive Plan was adopted by the Board as an amendment and restatement of the Prior Plans. Upon approval by the stockholders of the 2006 Incentive Plan, all unvested shares of restricted stock awarded and all stock options granted that are outstanding under the Prior Plans will become subject to the 2006 Incentive Plan.
      The following table sets forth the number of shares of unvested restricted stock awarded and shares underlying options granted under the Prior Plans that will become subject to the 2006 Incentive Plan upon its approval by the stockholders, for (i) the Company’s Chief Executive Officer, the four other most highly compensated individuals who were executive officers of the Company at December 31, 2005 and the former Chief Financial Officer of the Company, whose employment with the Company terminated on September 2, 2005; (ii) all of the persons identified in clause (i) and all other executive officers of the Company at December 31, 2005 as a group; (iii) all directors of the Company who are not employees as a group; and (iv) all employees and consultants who are not executive officers as a group.
      It is anticipated that the following awards or grants will be made under the 2006 Incentive Plan on the date of the stockholder meeting if the 2006 Incentive Plan is approved by stockholders: Each non-employee director will be awarded 15,000 shares of restricted stock and granted non-qualified options to purchase 5,000 shares of our common stock and, in addition to the foregoing grants, the Chairman of the Board will be awarded 5,000 shares of restricted stock, the chairman of the audit committee will be awarded 6,000 shares of restricted stock, each non-employee director who serves as the chair of one of the Board’s other standing committees will be awarded 2,500 shares of restricted stock, and each member of the audit committee (excluding the chairman) will be awarded 3,500 shares of restricted stock.
      Other than these grants and awards that are anticipated to be made to non-employee directors on the date of the stockholder meeting as described above, no new grants under the 2006 Incentive Plan have been approved or allocated.
NEW PLAN BENEFITS
Quovadx, Inc. 2006 Equity Incentive Plan

	Number of Shares of	Number of Shares
	Unvested Restricted	Underlying
Name and Position	Stock	Outstanding Options	Total

Harvey A. Wagner	67,000	1,012,000	1,079,000
Director, President and Chief Executive Officer
Afshin Cangarlu	46,000	560,000	606,000
Executive Vice President and President of Integration Solutions Division
Cory Isaacson	46,000	330,000	376,000
Executive Vice President and President of Rogue Wave Software Division
Melvin L. Keating	—	2,500	2,500
Executive Vice President, Chief Financial Officer and Treasurer
Linda K. Wackwitz	26,112	220,000	246,112
Executive Vice President, Chief Legal Officer and Secretary
Thomas H. Zajac	46,000	225,000	271,000
Executive Vice President and President of CareScience Division
Executive Group (nine individuals)	306,953	2,865,709	3,172,662
Non-Employee Director Group(a)(b)	145,250	255,000	400,250
Non-Executive Officer Employee Group	122,083	2,032,243	2,156,826

(a)	Includes 119,000 shares of unvested restricted stock that are anticipated to be awarded pursuant to the 2006 Incentive Plan to non-employee directors on the date of the Annual Meeting if the 2006 Incentive Plan is approved by stockholders.

(b)	Includes options to purchase 30,000 shares of common stock anticipated to be granted pursuant to the 2006 Incentive Plan to non-employee directors on the date of the Annual Meeting if the 2006 Incentive Plan is approved by stockholders.

ITEM THREE — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of the Board of Directors (the “audit committee”) has selected McGladrey & Pullen LLP, a registered public accounting firm (“McGladrey & Pullen”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. McGladrey & Pullen replaced Ernst & Young LLP (“Ernest & Young”) as the Company’s registered public accounting firm as described below.
      The reports of Ernst & Young on the financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
      Representatives of McGladrey & Pullen are expected to be present at the meeting, and available to respond to appropriate questions and, if they desire, to make a statement.
Vote Required and Recommendation of the Board of Directors. Ratification of the appointment of McGladrey & Pullen as our independent registered public accounting firm for the fiscal year ending December 31, 2006 requires the affirmative vote of a majority of the shares of Quovadx common stock present in person or represented by proxy and entitled to be voted at the meeting. Abstentions have the same effect as a vote against the proposal. Broker non-votes have no affect and will not be counted toward the vote total on any proposal. Ratification of the appointment of McGladrey & Pullen as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of McGladrey & Pullen to the stockholders for ratification as a matter of good corporate practice.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF MCGLADREY & PULLEN LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
      If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.
Change in Independent Registered Public Accounting Firm
      On April 3, 2006, the audit committee dismissed Ernst & Young, the Company’s independent registered public accounting firm, and engaged McGladrey & Pullen as its independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006. Prior to 2006, McGladrey & Pullen has provided no services to us.
      The reports of Ernst & Young on the financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The reports of Ernst & Young on the financial statements for the fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The report of Ernst & Young on internal control over financial reporting as of December 31, 2004 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of the material weaknesses described below.
      During the fiscal years ended December 31, 2005 and 2004 and the period January 1, 2006 through April 3, 2006, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference thereto in its reports on the financial statements for such years.

      During the years ended December 31, 2005 and 2004 and through April 3, 2006, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses identified as of December 31, 2004 reported by management in Item 9A of its Annual Report on Form 10K/A filed April 14, 2005. That report indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 due to material weaknesses in the following areas, which were identified and included in management’s assessment: ineffective controls over the analysis and recording of revenue in multiple element transactions, the calculation and recording of accrued liabilities, the analysis of capitalized software impairment, and the capitalization and amortization of software. The report stated that these material weaknesses resulted in adjustments to revenue, cost of sales, operating expenses, impairment expense, unearned revenue, accrued liabilities, and capitalized software. The audit committee discussed the material weaknesses with Ernst & Young, and has authorized Ernst & Young to respond fully to inquiries of our new accountant concerning the material weaknesses.
Audit and Related Fees for Fiscal 2005 and 2004. The audit committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2005 and 2004, the audit committee retained Ernst & Young to provide other auditing and advisory services in 2005 and 2004. The audit committee understands the need for Ernst & Young to maintain objectivity and independence in its audits of the Company’s financial statements. The audit committee has reviewed all non-audit services provided by Ernst & Young in 2005 and 2004 and has concluded that the provision of such services was compatible with maintaining Ernst & Young’s independence in the conduct of its auditing functions.
      To help ensure the independence of the independent registered public accounting firm, the audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be approved in advance by the audit committee. The audit committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full audit committee at its next regularly scheduled meeting.
      Aggregate fees billed to the Company and its subsidiaries for the fiscal years ended December 31, 2005 and 2004 by Ernst & Young were as follows:

	2005	2004

Audit Fees(a)	$803,577	$928,540
Audit-Related Fees(b)	—	20,000

Total Audit and Audit-Related Fees	803,577	948,540
Tax Fees(c)	31,977	77,135
All Other Fees	—	—

Total Fees	$835,554	$1,025,675

(a)	This category includes fees for the audit of Quovadx’s annual financial statements for the years ended December 31, 2005 and 2004, review of financial statements included in Quovadx’s Form 10-Q Quarterly Reports filed during 2005 and 2004, and audit of management’s assessment of internal reporting and the effectiveness of internal controls over financial reports as of December 31, 2005 and 2004, and services that are normally provided by the independent registered public accounting firm with statutory and regulatory filings for both fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

(b)	This category includes fees for employee benefit plan audits, due diligence services and audits related to acquisitions.

(c)	This category includes fees for tax consulting services (e.g., Federal, state and local tax planning or preparation for the Company and its subsidiaries and technical tax advice).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Quovadx, Inc. Board of Directors’ audit committee is currently comprised of four directors who are not employees of Quovadx, Inc. All members of the audit committee meet the criteria for independence as currently defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market.
      During 2005, the audit committee was composed of Messrs. Krauss, Brown, Gilbert and Roesslein and operated under its written charter, as adopted by the Board. The audit committee’s charter (“Charter”) is on our website at www.Quovadx.com under the “Corporate Governance — Board Structure & Committee Composition” tab in the “About Us” section. The audit committee reviews and assesses the adequacy of its Charter on an annual basis, or more frequently as needed.
      In 2005 the audit committee held five meetings and did not act by unanimous written consent during 2005. The meetings were designed to facilitate and encourage private communication between the audit committee and the Company’s management and between the audit committee and the Company’s independent registered public accounting firm, Ernst & Young. During these meetings, the audit committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young.
      The discussions with Ernst & Young also included the matters required to be discussed by (1) Statements on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments), and SAS No. 90 (Audit Committee Communications) (Codification of Statements on Auditing Standard, AU 380), (2) SAS No. 99 (Consideration of Fraud in a Financial Statement Audit) and (3) SEC rules discussed in Final Releases Nos. 33-8183 and 33-8183a (Strengthening the Commission’s Requirements Regarding Auditor Independence). The audit committee received from Ernst & Young written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees.” This information was discussed with Ernst & Young. The audit committee also has considered whether the provision of the non-audit services described above by Ernst & Young is compatible with maintaining its independence and has concluded that it is.
      In reliance on the above-referenced reviews and discussions, and the report of the Company’s independent auditors, the audit committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.
      During 2005, management continued to enhance internal control systems and to remediate material weaknesses and significant deficiencies that had been identified as part of the 2004 Sarbanes-Oxley Section (“SOX”) 404 assessment. Management’s assessment of the internal controls over financial reporting for 2005 concluded that all previous material weaknesses had been remediated and that the control system for 2005 was found to be operating effectively, as more fully reported in Item 9 of the Form 10-K filed on March 7, 2006. The reports of Ernst & Young on the financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Company also achieved cost reductions in and enhanced the efficiency of its SOX 404 compliance activities by bringing key processes in house, including design, documentation and testing of the key control procedures.
      In January 2006, the audit committee determined to issue a request for proposal for audit services. Three firms responded, including Ernst & Young and McGladrey & Pullen. As a result of that process, the audit committee determined that it was in the Company and its stockholders’ best interests to dismiss Ernst & Young and retain McGladrey & Pullen which it did as of April 3, 2006.
      The foregoing report is respectfully submitted by the undersigned members of the audit committee.
      Jeffrey M. Krauss (Chair)
      Fred L. Brown
      James A. Gilbert
      Charles J. Roesslein

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of the Record Date, the Company had 41,944,422 shares of Quovadx common stock issued and outstanding.
Beneficial Owners. The following table provides information regarding the holders known by the Company to beneficially own more than five percent of the issued and outstanding shares of our common stock as of the Record Date:

	Shares		Percentage
	Beneficially		Beneficially
Name of Beneficial Owner	Owned		Owned

Heartland Advisors, Inc. and William J. Nasgovitz	5,754,700	(a)	13.72%
789 North Water Street
Milwaukee, WI 53202
Trigran Investments, Inc.,
Douglas Granat and
Lawrence A. Oberman	2,720,615	(b)	6.49%
3201 Old Glenview Road, Suite 235
Wilmette, IL 60091
Lloyd I. Miller, III	2,598,421	(c)	6.19%
4550 Gordon Drive
Naples, Florida 34102
Austin M. Marxe and David M. Greenhouse	2,263,874	(d)	5.40%
153 East 53rd Street
New York, NY 10022
Royce and Associates, L.L.C	2,217,879	(e)	5.29%
1414 Avenue of the Americas
New York, New York 10019

(a)	As known to the Company pursuant to an Amendment No. 3 to Schedule 13G filed with the SEC on February 3, 2006, these shares may be deemed to be beneficially owned by Heartland Advisors, Inc. as of December 31, 2005, by virtue of its investment discretion and voting authority by certain clients, which may be revoked at any time, and by William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc. In the Schedule 13G, Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of any shares reported on this schedule.

(b)	As known to the Company pursuant to an Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2006, these shares are beneficially owned by Trigran Investments, Inc., Douglas Granat and Lawrence A. Oberman, as of December 31, 2005, and include 1,959,069 shares owned by Trigran Investments, L.P and 761,546 shares owned by Trigran Investments, L.P. II. Messrs. Granat and Oberman are the controlling shareholders and sole directors of Trigran Investments, Inc., which is the general partner of Trigran Investments, L.P. and Trigran Investments, L.P. II.

(c)	As known to the Company pursuant to an Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2006, these shares are beneficially owned by Lloyd I. Miller, III, as of December 31, 2005. Mr. Miller has shared dispositive and voting power with respect to 1,713,432 shares as an investment advisor to the trustee of certain family trusts, and sole dispositive and voting power with respect to 884,989 shares as the following: (i) the manager of a limited liability company that is the general partner of a certain limited partnership; (ii) as the custodian to certain accounts created pursuant to the Florida Uniform Gifts to Minors Act and (iii) an individual.

(d)	As known to the Company pursuant to an Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2006, these shares are beneficially owned by Austin W. Marxe and David M. Greenhouse as of December 31, 2005, and include 562,072 shares owned by Special Situations Cayman Fund, L.P., 137,152 shares owned by Special Situations Fund III, and 1,564,650 shares owned by Special Situations Fund III QP, L.P. Messrs Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment advisor to Special Situations Cayman Fund, L.P. AWM Investment Company, Inc. also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment advisor to Special Situations Fund III, L.P. and Special Situations FFund III QP, L.P.

(e)	As known to the Company pursuant to an Amendment No. 3 to Schedule 13G filed with the SEC on January 31, 2006, these shares are beneficially owned by Royce and Associates, L.L.C. as of December 31, 2005.
Management. The following table provides information regarding beneficial ownership of our common stock as of the Record Date by:

•	Each director and nominee for election as a director of the Company;

•	Each of the executive officers named in the Summary Compensation Table; and

•	All directors, nominees and executive officers as a group.

	Shares		Percentage
	Beneficially		Beneficially
Name of Beneficial Owner	Owned		Owned

Directors and Nominees:
Fred L. Brown	162,500	(a)	*
J. Andrew Cowherd	138,000	(b)	*
James A. Gilbert	136,299	(c)	*
James B. Hoover	490,860	(d)	1.39%
Jeffrey M. Krauss	184,000	(e)	*
Charles J. Roesslein	111,250	(f)	*
Harvey A. Wagner	790,387	(g)	3.52%
Named Executive Officers:
Afshin Cangarlu	506,624	(h)	2.28%
Cory Isaacson	282,249	(i)	1.23%
Melvin L. Keating	2,500	(j)	*
Linda K. Wackwitz	206,650	(k)	*
Harvey A. Wagner	790,387	(g)	3.52%
Thomas H. Zajac	247,316	(l)	1.03%
All directors, nominees and executive officers as a group (15 persons)	3,569,994	(m)	13.83%

*	Represents less than 1% of the shares of Quovadx common stock issued and outstanding as of the Record Date.

(a)	Represents: (i) 28,125 shares owned by Fred L. Brown individually; (ii) 4,375 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (iii) 130,000 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Brown.

(b)	Represents: (i) 37,750 shares owned by J. Andrew Cowherd individually; (ii) 1,000 shares held by Mr. Cowherd’s spouse as custodian for the benefit of Mr. and Ms. Cowherd’s son; (iii) 500 shares held in the name of Mr. Cowherd’s spouse; (iv) 3,750 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; (v) 35,000 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Cowherd; and (vi) 60,000 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Atlantic Medical Management, LLC., of which Mr. Cowherd is currently a member. Mr. Cowherd disclaims beneficial ownership of the shares held by Atlantic Medical Management, LLC, except to the extent of his proportionate pecuniary interest.

(c)	Represents: (i) 36,924 shares held by James A. Gilbert individually; (ii) 4,375 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (iii) 95,000 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Gilbert.

(d)	Represents: (i) 66,184 shares owned by James B. Hoover individually; (ii) 325,926 shares held by Dauphin Capital Partners I, L.P.; (iii) 3,750 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; (iv) 85,000 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Hoover; and (v) 10,000 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Dauphin Management, L.L.C. Mr. Hoover is a member of Dauphin Management, LLC, which is the management services company of Dauphin Capital Partners I, L.P; Mr. Hoover disclaims beneficial ownership of the shares held by that entity except to the extent of his proportionate pecuniary interest.

(e)	Represents: (i) 63,375 shares owned by Jeffrey M. Krauss individually; (ii) 5,625 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (iii) 115,000 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Krauss.

(f)	Represents: (i) 28,125 shares owned by Charles J. Roesslein individually; (ii) 4,375 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (iii) 78,750 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Roesslein.

(g)	Represents: (i) 13,665 shares owned by Harvey A. Wagner individually; (ii) 67,000 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (iii) 709,722 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Wagner.

(h)	Represents: (i) 46,000 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (ii) 460,624 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Cangarlu, of which 66,667 shares are subject to a lock-up agreement.

(i)	Represents: (i) 46,000 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (ii) 236,249 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Isaacson, of which 104,896 shares are subject to a lock-up agreement.

(j)	Represents 2,500 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Melvin L. Keating.

(k)	Represents: (i) 7,484 shares owned by Linda K. Wackwitz individually, (ii) Ms. Wackwitz’s 26,112 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (iii) 173,054 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Ms. Wackwitz, of which 30,312 shares are subject to a lock-up agreement.

(l)	Represents: (i) 13,400 shares owned by Thomas H. Zajac individually; (ii) 46,000 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; and (iii) 187,916 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Zajac, of which 112,500 shares are subject to a lock-up agreement.

(m)	This amount includes: (i) shares subject to stock options exercisable within 60 days of April 24, 2006 held by directors, nominees and the executive officers named in the Summary Compensation Table; (ii) the shares of restricted Quovadx common stock held by directors, nominees and the executive officers named in the Summary Compensation Table, subject to the Company’s reacquisition right and subject to vesting; (iii) 1,634 shares held individually by Mr. Pullam and 37,396 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting; (iv) 20,000 shares held individually by Mr. Rangell and his spouse as tenants-in-common, 2,324 shares held individually by Mr. Rangell, 26,112 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting, and 210,722 shares subject to stock options exercisable within 60 days of April 24, 2006 held by Mr. Rangell, of which 25,729 shares are subject to a lock-up agreement; (v) 419 shares held individually by Ms. Wilcox and 12,752 shares of restricted Quovadx common stock subject to the Company’s reacquisition right and subject to vesting.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
      Quovadx is committed to maintaining sound corporate governance practices. These practices are essential to running our business efficiently and to maintaining our integrity in the marketplace. The Board is responsible for providing effective governance oversight over the Company’s affairs. The Company’s government practices are designed to promote honesty and integrity throughout the Company. Our Code of Business Conduct and Ethics (“Code of Conduct”) and our Code of Ethics for Senior Financial Officers (“Financial Code”) are available on our website at www.Quovadx.com under the “Corporate Governance” tab in the “Investors” section. Our general Code of Conduct applies to all employees, consultants, executive officers, and directors of Quovadx; our Financial Code applies to our chief executive officer, chief financial officer, principal accounting officer, controller, or any individual who routinely performs these functions. We intend to post amendments to or waivers from the codes (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.
Independence of Directors. The Board has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company other than his relationship with the Company as one of its directors. A material relationship is one that impairs or inhibits — or has the potential to impair or inhibit — a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. The Board consults with the chief legal officer of the Company and outside counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent SEC regulations and NASDAQ listing standards as in effect from time to time.
      Consistent with these considerations, the Board has reviewed all relationships between the Company and the members of the Board and affirmatively has determined that all directors are independent directors except Mr. Wagner, who is a Company employee.
Executive Sessions of the Board. During 2005, the independent directors of the Company met in executive session without management or the employee director at each regular Board meeting. The Chairman of the Board presides at these executive sessions. Any non-employee director can request that an additional executive session be scheduled.
Board Attendance and Annual Meeting Policy. In 2005, the Board met five times.
      Board committees met as follows during 2005: audit committee, five times; compensation committee, seven times; finance committee, twice; and nominating and corporate governance committee, twice.
      Under the Board’s policy, directors are expected to attend regular Board meetings, Board committee meetings on which they serve and the annual stockholders meeting. During 2005, all directors attended at least 75% of the meetings of the Board and of the committees on which they served. All directors, except Mr. Cowherd, attended our 2005 annual meeting of stockholders.
Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires our directors and designated officers to file reports of ownership and changes in ownership of the Company’s equity securities with the Securities and Exchange Commission. Based solely on our review of the copies of such forms that we have received and on written representations from reporting persons, we believe that during the fiscal year ended December 31, 2005, all directors and designated officers complied with all applicable filing requirements.
Board Committees. The Board currently has four standing committees: the audit committee, the compensation committee, the finance committee, and the nominating and corporate governance committee. During 2005, members of the individual standing committees were as named below:

Nominating and
Audit	Compensation	Finance	Corporate Governance

Fred L. Brown	Fred L. Brown	J. Andrew Cowherd	Fred L. Brown(*)
James A. Gilbert	J. Andrew Cowherd	James A. Gilbert(*)	J. Andrew Cowherd
Jeffrey M. Krauss(*)	James B. Hoover	James B. Hoover	James A. Gilbert
Charles J. Roesslein	Jeffrey M. Krauss	Jeffrey M. Krauss	James B. Hoover
	Charles J. Roesslein(*)	Charles J. Roesslein

(*) Chairman
Commencing on the date of our Annual Meeting, June 22, 2006, the committee membership will be as set forth below:

Nominating and
Audit	Compensation	Finance	Corporate Governance

Jeffrey M. Krauss(*)	Jeffrey M. Krauss	James A. Gilbert(*)	Fred L. Brown(*)
Fred L. Brown	J. Andrew Cowherd	James B. Hoover	J. Andrew Cowherd
James A. Gilbert	Charles J. Roesslein(*)	Harvey Wagner	James B. Hoover
Charles J. Roesslein

(*) Chairman
      Audit Committee. The audit committee, which is comprised of independent directors, is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The audit committee oversees the accounting and financial reporting processes of Quovadx and reports the financial results to the Board. This committee assists the Board in fulfilling its responsibilities for compliance with legal and regulatory requirements. This committee has responsibility for oversight of the integrity of financial statements, selection and engagement of the independent registered public accounting firm and their qualifications, independence and performance, and internal accounting and financial controls and reporting practices. This committee has the authority to obtain advice and assistance from, and receive appropriate funding from Quovadx for, outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties. This committee has adopted a Code of Ethics for Senior Financial Officers and established policies and guidelines for the pre-approval of all audit and non-audit services provided by the independent auditors. Further, the audit committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under “Stockholders Communications with the Board” below.
      The Board has determined that Messrs. Krauss and Roesslein each qualifies as an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission.
      The report of the audit committee is included on page 22 of this proxy statement. The charter of the audit committee is on our website at www.Quovadx.com under the “Corporate Governance — Board Structure & Committee Composition” tab in the “About Us” section.
      Compensation Committee. The compensation committee, which is comprised of independent directors, reviews and approves the compensation paid to our executive officers and recommends to the Board the compensation paid to our Chief Executive Officer. This committee also prepares a report on executive compensation for inclusion in our proxy statement; provides general oversight of our compensation structure; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. This committee also has the authority to make grants under our equity compensation plans and has all responsibility for the Company’s 401(k) Plan, except the responsibility for plan funding of Company contribution or the election of profit sharing Company contributions, which exceptions are the responsibility of the Board.
      The report of the compensation committee is included on page 37 of this proxy statement. The charter of the compensation committee is on our website at www.Quovadx.com under the “Corporate Governance — Board Structure & Committee Composition” tab in the “About Us” section.
      Finance Committee. The finance committee, which is comprised of two independent directors and Mr. Wagner, assists the Board in overseeing the financial affairs of the Company and in reviewing and making recommendations to the Board about the financial affairs and policies of the Company.
      The charter of the finance committee is on our website at www.Quovadx.com under the “Corporate Governance — Board Structure & Committee Composition” tab in the “About Us” section.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which is comprised of independent directors, assists the Board in ensuring that it is properly constituted and conducts itself appropriately in carrying out its duties and meeting its fiduciary obligations, and that the Company has, and follows, appropriate corporate governance standards. This committee is responsible for developing and recommending to the Board the governance principles applicable to Quovadx; overseeing and coordinating the evaluation of the Board and each Board committee performance; recommending to the Board director nominees for each committee; reviewing on an annual basis compensation for the directors serving on the Board and its committees; and assisting the Board in identifying prospective director nominees and determining the director nominees for election at annual meetings of stockholders of Quovadx.
      The charter of the nominating and corporate governance committee is on our website at www.Quovadx.com under the “Corporate Governance — Board Structure & Committee Composition” tab in the “About Us” section.
Stockholders Communications with the Board. Stockholders who wish to do so may communicate directly with the Board, or specified individual directors, by writing to: Board of Directors of Quovadx, Inc., c/o Corporate Secretary, 7600 East Orchard Road, Suite 300S, Greenwood Village, Colorado 80111, Attention: Chairman of the Nominating and Corporate Governance Committee.

      In addition, the audit committee has established procedures for receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the audit committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in our Code of Business Conduct and Ethics, which is available on the Company’s website.
Compensation of Directors. It is the general policy of the Board that compensation for non-employee or independent directors should be a mix of cash and equity-based compensation. Employee directors are not paid for Board service outside their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from Quovadx outside of their Board compensation.
      The chart below shows the amount of annual, meeting and supplemental fees and equity compensation paid to our non-employee directors for their services during 2005:
Compensation Paid to Non-Employee Directors During 2005

					Equity Compensation

					Stock Options
	Total			Supple-
	Compen-	Annual	Meeting	mental			Restricted
Director	sation($)(a)	Fee($)	Fees($)	Fees($)	(#)	($)(b)	Stock($)(c)
Fred L. Brown	149,586	25,000	28,500	—	20,000	46,736	49,350
J. Andrew Cowherd	124,852	25,000	22,500	—	15,000	35,052	42,300
James A. Gilbert	146,086	25,000	22,500	2,500	20,000	46,736	49,350
James B. Hoover	127,852	25,000	25,500	—	15,000	35,052	42,300
Jeffrey M. Krauss	165,186	25,000	30,000	—	20,000	46,736	63,450
Charles J. Roesslein	149,586	25,000	28,500	—	20,000	46,736	49,350
Total Compensation Paid	863,148	150,000	157,500	2,500	110,000	257,048	296,100

(a)	This represents the sum of: all cash compensation, plus the Black-Scholes value of stock option grants, plus date-of-grant value of restricted stock.

(b)	The value of stock option awards is calculated based on the fair value of each option grant and was estimated on the date of grant using the Black-Scholes option pricing model and factors estimated each year based on historical information.

(c)	The value of the restricted stock is based on the closing price of Quovadx common stock as reported on the NASDAQ National Market on June 23, 2005, the date of grant of such restricted stock.
      Cash Compensation. Each non-employee director is paid an annual fee of $25,000 and fees of $1,500 for each committee and Board meeting attended, plus reasonable out-of-pocket expenses. Additionally, Mr. Gilbert is paid $2,500 per quarter, beginning in the fourth quarter of 2005, for his role as the Board’s designee on a class action litigation oversight committee. These fees are paid quarterly, promptly after the end of each calendar quarter.
      Equity-based Compensation
      Initial Option Grant: Upon election to the Board, each non-employee director receives an initial grant of a non-qualified option to purchase 25,000 shares of our common stock under our 1999 Director Option Plan, with an exercise price equal to the fair market value of our common stock on the date of grant. These options vest at the rate of 25% on each anniversary date of the grant, subject to his or her continued service as a director through each vesting date; however, in the event of a merger or sale of assets, the options will become fully vested and exercisable if the successor corporation does not assume the outstanding options.
      Subsequent Annual Option Grant: Annually, each non-employee director will be granted non-qualified options to purchase 10,000 shares of our common stock under our 1999 Director Option Plan, and non-qualified options to purchase 5,000 shares of our common stock under our 1997 Stock Plan (or, if approved, commencing in 2006, under the 2006 Incentive Plan), on the date of our stockholder meeting, if on such date he or she has served on our Board for at least six months and is a member of the Board on such date, in each case with an exercise price equal to the fair market value of our common stock on the date of grant. These options vest 100% on the earlier of the one-year anniversary of the date of grant or the annual stockholders meeting in the next calendar year, provided that he or she is a director on such date; however, (1) in the event of a merger or sale of assets, the options granted under our 1999 Director Option Plan will become fully vested and exercisable if the successor corporation does not assume the outstanding options, or (2) in the event of a corporate transaction or change of control, the options granted under the 1997 Stock Plan or the 2006 Incentive Plan will vest immediately.
      Subsequent Annual Restricted Stock Award: Annually, each non-employee director will be awarded, on the date of our stockholder meeting, 15,000 shares of our restricted common stock under our 1997 Stock Plan (or, if approved, commencing in 2006, under the 2006 Incentive Plan), based on the fair market value of our common stock at the time of the award, provided that he or she has served on the Board for at least six months prior to the date of award and is a member of the Board on such date, with such shares vesting at the rate of 25% at the end of each three-month period beginning three months from the date of award, subject to such individual’s continued service as a director through each vesting date. In the event of a corporate transaction or change of control, the restricted stock awarded under the 1997 Stock Plan or the 2006 Incentive Plan will vest immediately.
      Annual Grant to Chairman of the Board: On the date of each annual meeting of stockholders, in addition to the foregoing, the chairman of the Board will be awarded 5,000 shares of our restricted common stock under our 1997 Stock Plan (or, if approved, commencing in 2006 under the 2006 Incentive Plan), provided that he or she has served on the Board for at least six months prior to the date of award and is a member of the Board on such date, with such shares vesting quarterly at the rate of 25% at the end of each three-month period beginning three months from the date of award, subject to his or her continued service as a director through each vesting date. In the event of a corporate transaction or change of control, the restricted stock awarded under the 1997 Stock Plan or the 2006 Incentive Plan will vest immediately.
      Annual Grants to Committee Chairs: On the date of each annual meeting of stockholders, in addition to the foregoing, each non-employee director who serves as the chair of one of the Board’s standing committees receives an award of 2,500 shares of our restricted common stock under our 1997 Stock Plan (or, if approved, commencing 2006 under the 2006 Incentive Plan), provided that he or she has served on the Board for at least six months prior to the date of award and is a member of the Board on such date, with such shares vesting quarterly at the rate of 25% at the end of each three-month period beginning three months from the date of award subject to his or her continued service as a director through each vesting date. Beginning with the 2006 grants, the chairman of the audit committee will receive 6,000 shares of restricted stock instead of 2,500 shares. In the event of a corporate transaction or change of control, the restricted stock awarded under the 1997 Stock Plan or the 2006 Incentive Plan will vest immediately.
      Annual Grants to Audit Committee Members: In addition to the foregoing, each non-employee director who served as a member of the Board’s audit committee prior to 2006, received a grant of a non-qualified option to purchase 5,000 shares under our 1997 Stock Plan on the date of each annual meeting of stockholders, provided that he or she had served on the Board for at least six months prior to the date of award and was a member of the Board on such date, in each case with an exercise price equal to the fair market value of our common stock on the date of grant. These options vest 100% on the earlier of the one-year anniversary of the date of grant or the annual stockholders meeting in the next calendar year, provided that he or she was a director on such date. Beginning with the 2006 grants, members of the audit committee (excluding the chairman) will receive an award of 3,500 shares of restricted common stock under our 1997 Stock Plan (or, if approved, commencing 2006 under the 2006 Incentive Plan). In the event of a corporate transaction or change of control, the restricted stock awarded under the 1997 Stock Plan or the 2006 Incentive Plan will vest immediately.

EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
Executive Officers. The following table provides, as of the Record Date, information about each of our executive officers. There are no family relationships among any of our directors or executive officers. The following individuals, who were executive officers during part of 2005, are no longer with the Company: Melvin L. Keating, former Executive Vice President, Chief Financial Officer and Treasurer, who resigned effective September 2, 2005, and Ronald A. Paulus, former Chief Healthcare Officer, who resigned effective May 4, 2005.

Name	Age	Position

Harvey A. Wagner	65	President and Chief Executive Officer
Afshin Cangarlu	39	Executive Vice President and President of Integration Solutions Division
Cory Isaacson	50	Executive Vice President and President of Rogue Wave Software Division
Matthew T. Pullam	40	Executive Vice President, Chief Financial Officer and Treasurer
Mark S. Rangell	42	Executive Vice President of Marketing and Corporate Services
Linda K. Wackwitz	55	Executive Vice President, Chief Legal Officer and Secretary
Karen Wilcox	52	Vice President of Human Resources
Thomas H. Zajac	45	Executive Vice President and President of CareScience Division
      The following sets forth the business experience of each of our executive officers over the last five years. Mr. Wagner’s business experience is presented on page 8 under “Class III Directors Continuing in Office — Term Expiring in 2009.”
      Afshin Cangarlu. Mr. Cangarlu has been our executive vice president since August 2001 and the president of our Integration Solutions division since February 2004. He served as our interim president from April 11, 2004 to May 1, 2004 and as our chief operating officer from December 2001 to February 2004. From May 2000 to August 2001, Mr. Cangarlu was senior vice president and general manager for the West Region consulting practice of Quovadx. From October 1995 to April 2000, Mr. Cangarlu was the CIO and director of application development of DreamWorks SKG Information Technology organization, where he was tasked to design and implement business applications supporting all divisions of the company.
      Cory Isaacson. Mr. Isaacson has been our executive vice president and president of our Rogue Wave Software division since February 2004. From August 2003 to February 2004, Mr. Isaacson was vice president of product management of Quovadx. From June 1986 to August 2003, Mr. Isaacson was the founder and president of CMI Corporate Marketing, Inc. (d/b/a CompuFlex International), a developer of the WebAccel software, a leading application development framework for IBM WebSphere platform, offering the fastest method for bringing business applications to the Web, which technology was acquired by Quovadx in August 2003. He served as an executive manager of Garg Data, Inc. from April 1996 to August 1999 and of Capita Technologies, Inc. from August 1999 to February 2001.
      Matthew T. Pullam. Mr. Pullam has been our executive vice president, chief financial officer and treasurer since August 2005. From July 2001 to August 2005 Mr. Pullam served as vice president of finance at Intrado Inc., a publicly held global provider of integrated data and telecommunications solutions. From March to September 2000 Mr. Pullam served as chief financial officer of Centrimed Inc., a start-up application service provider serving hospitals, vendors and group purchasing organizations, which was acquired by Global Healthcare Exchange, Inc. in September 2000. From March 1995 to July 2001 Mr. Pullam held a number of senior corporate and operational finance positions with Corporate Express and has also held auditing positions with AT&T Broadband, Pace Membership Warehouse and the County of Los Angeles. Mr. Pullam earned his B.A. degree from California State University, Fullerton and is a licensed CPA in the state of Colorado.
      Mark S. Rangell. Mr. Rangell has been our executive vice president of marketing and corporate services since February 2005. From February 2004 to February 2005, Mr. Rangell was our senior vice president of marketing and corporate services. From February 2004 to February 2005, Mr. Rangell was our senior vice president of marketing and corporate services. From July 2002 to February 2004, he was our senior vice president of corporate strategy and planning. From November 2000 to July 2002, Mr. Rangell was our senior vice president and general manager of process management services. From November 1999 to November 2000, he was our senior vice president of marketing and product management. From December 1997 to November 1999, Mr. Rangell was our senior vice president of sales and marketing. Mr. Rangell received his B.S. degree in Computer Applications and Information Systems from New York University and his M.S. degree in Management from Massachusetts Institute of Technology.
      Linda K. Wackwitz. Ms. Wackwitz has been our executive vice president and chief legal officer since December 2001 and secretary since February 2005, prior to that time she was our assistant secretary. Prior to joining us, she was a partner from December 1999 until November 2001, and special counsel from November 1997 to December 1999, in the commercial law and securities group of Holme Roberts & Owen LLP’s Boulder and Denver offices where her principal clients were rapidly growing technology companies. Ms. Wackwitz is a member of the Colorado Bar Association and a member of the national board of the Society of Corporate Secretaries and Governance Professionals.
      Karen Wilcox. Ms. Wilcox has been our vice president of human resources since September 2005. From January 1999 to January 2004 Ms. Wilcox served as vice president of human resources of ProLogis, a publicly held provider of distribution facilities and services with operations in North America, Europe and Asia. From January 1997 to December 1999 Ms. Wilcox served as ProLogis’ director of human resources. While there she planned, implemented and directed human resource strategies helping the company grow from 250 to over 700 global employees. Prior to joining ProLogis, Ms. Wilcox served as human resources site manager for Providian Financial Corporation and manager of human resources for PricewaterhouseCoopers and Deloitte & Touche LLP. Ms. Wilcox earned her B.A. degree from the University of Colorado and is a member of the Society for Human Resource Management and the Colorado Human Resources Association.
      Thomas H. Zajac. Mr. Zajac has been our executive vice president and president of our CareScience division since August 2004. He served as senior vice president and general manager of the CareScience unit from September 2003 through August 2004 and as senior vice president and chief operating officer of CareScience, Inc. from November 1999 through the September 2003 acquisition by Quovadx. Mr. Zajac led the Business Solutions Group of Eclipsys Corporation from January 1999 through November 1999, offering management consulting, business transformation and value realization services. He joined Eclipsys in January 1999 as part of its acquisition of Transition Systems Inc., where Mr. Zajac held several roles of increasing responsibilities since April 1987, most recently serving as chief operating officer and general manager. Mr. Zajac received his M.B.A. degree in Finance, his B.S. degree in Commerce and Chemical Engineering from Drexel University.

Summary Compensation Table. The following table provides information on compensation received or otherwise earned in 2005, 2004 and 2003 by the Chief Executive Officer and the four other most highly paid individuals who were executive officers of the Company at the end of 2005, and the former chief financial officer whose employment with the Company terminated on September 2, 2005 (collectively, the “Named Executive Officers”):

									Long-Term Compensation Awards
				Annual Compensation ($)
											Securities Underlying
							Other		Restricted		Options/SARS
		Total					Annual		Stock					All Other
Name and		Compen-					Compen-		Award(s)					Compen-
Principal Position	Year	sation ($)(a)		Salary	Bonus(b)		sation		($)(c)		(#)		($)(d)	sation ($)(e)
Harvey A. Wagner(f)	2005	833,546		403,846	240,600		78,000	(g)	104,800		—		—	6,300
President and Chief	2004	1,982,621		314,154	19,000	(h)	75,559	(i)	—		1,000,000		1,573,908	—
Executive Officer	2003	—		—	—		—		—		—		—	—
Afshin Cangarlu	2005	711,534		285,000	151,671		—		63,000		80,000		209,032	2,831
Executive Vice	2004	934,286		278,856	—		48,709	(j)	—		175,000		603,464	3,257
President and President	2003	370,988		262,404	48,000		58,164	(k)	—		—		—	2,420
of Integration Solutions
Division
Cory Isaacson(l)	2005	658,491		250,026	119,257		13,884	(m)	63,000		80,000		209,032	3,292
Executive Vice	2004	1,221,073		182,711	—		139,700	(n)	—		230,000		895,541	3,121
President and President	2003	71,625		34,320	—		—		—		10,000		36,843	462
of Rogue Wave
Software Division
Melvin L. Keating(o)	2005	631,485	(p)	188,385	37,500		15,200	(q)	108,000	(r)	300,000	(r)	749,895	390,400	(s)
Executive Vice	2004	361,412		198,151	52,512		58,966	(q)	—		50,000		45,750	6,033
President, Chief	2003	—		—	—		—		—		—		—	—
Financial Officer
and Treasurer
Linda K. Wackwitz	2005	410,781		199,336	59,693		—		41,633		40,000		103,819	6,300
Executive Vice	2004	486,258		194,250	40,000		—		—		55,000		248,627	3,381
President, Chief Legal	2003	194,179		194,179	—		—		—		—		—	—
Officer and Secretary
Thomas H. Zajac(t)	2005	577,178		231,741	39,903		—		69,300		80,000		229,934	6,300
Executive Vice	2004	381,853		229,067	—		—		—		75,000		72,416	80,370	(u)
President and President	2003	340,507		67,594	—		—		—		60,000		272,913	—
of CareScience Division

(a)	Except in the case of Mr. Keating, this column represents the sum of all cash compensation, plus the date-of-grant value of restricted stock awards, plus the Black-Scholes value of the option grants.

(b)	Bonuses included in each year were earned in that year, but not paid until the following year.

(c)	Dollar value of awards of restricted stock, calculated by multiplying the closing market price of the company’s unrestricted stock on the date of grant by the number of shares awarded.

(d)	Valuation was calculated based on the fair value of each option grant and was estimated on the date of grant using the Black-Scholes option pricing model and factors estimated each year based on historical information.

(e)	Unless otherwise noted, this represents amounts of 401(k) employer match.

(f)	Mr. Wagner joined Quovadx as its acting president and chief executive officer effective May 1, 2004. Mr. Wagner received no compensation from Quovadx prior to that time.

(g)	This represents living expenses incurred by Mr. Wagner during 2005.

(h)	This represents a signing bonus paid to Mr. Wagner upon his May 1, 2004 appointment as the Company’s acting president and chief executive officer.

(i)	This represents living expenses of $16,800 and related travel expenses of $58,759 incurred by Mr. Wagner during 2004 while serving as acting president and chief executive officer of the Company.

(j)	This represents sales commissions earned by Mr. Cangarlu during 2004.

(k)	This represents sales commissions earned by Mr. Cangarlu during 2003.

(l)	Mr. Isaacson joined Quovadx in August 2003 when we completed our acquisition of the technology assets of his company, CMI Corporate Marketing, Inc. (d/b/a Compuflex International). Prior to August 2003, Compuflex International provided consulting services to us and was paid $85,000 From May to July 2003.

(m)	This represents the amount of tax gross up paid to Mr. Isaacson in 2005 in respect of the moving expenses he incurred in 2004.

(n)	This represents the moving expenses incurred by Mr. Isaacson upon his relocation, at the Company’s request, from California to Colorado to run the Rogue Wave Software division.

(o)	Mr. Keating joined Quovadx as its acting executive vice president and chief financial officer effective April 13, 2004 and terminated his employment with the Company effective September 2, 2005. Prior to April 2004, Mr. Keating received no compensation from Quovadx.

(p)	In the case of Mr. Keating only, the 2005 total compensation amount includes severance amounts and excludes the value of 2005 restricted stock awards and option grants because they never vested and were forfeited upon his September 2, 2005 termination of employment.

(q)	This represents living and travel expenses incurred by Mr. Keating while serving as acting chief financial officer.

(r)	These awards were forfeited upon his September 2, 2005 termination.

(s)	This represents a one-time $384,100 severance payout under the terms of Mr. Keating’s employment agreement and $6,300 of 401(k) employer match.

(t)	Mr. Zajac joined Quovadx when Quovadx completed its acquisition of CareScience, Inc. in September 2003. Mr. Zajac received no compensation from Quovadx prior to that time.

(u)	This represents a one-time payment of $75,000 to Mr. Zajac upon the expiration in December 2004 of his April 11, 2003 employment agreement, consistent with the terms of the agreement, and $5,370 of 401(k) employer match.
Option Grants in the Last Fiscal Year. The following table provides information on stock options granted in 2005 to each of the Company’s Named Executive Officers. The table also shows the grant-date present value of options granted to the Named Executive Officers in 2005. The actual future value of the options will depend on the market value of the Quovadx common stock.

	Individual Grants

		Number of
		Securities	Percent of	Exercise
		Underlying	Total Options	Price per
	Date of	Options	Granted to	Share(c)	Expiration	Grant Date
Name	Grant	Granted(a)	Employees(b)	($/Sh)	Date(d)	Present Value(e)

Harvey A. Wagner	—	—	—	—	—	—
Afshin Cangarlu	3/24/05	80,000	6.25%	3.00	3/24/15	209,032
Cory Isaacson	3/24/05	80,000	6.25	3.00	3/24/15	209,032
Melvin L. Keating(f)	3/01/05	300,000	23.43	2.87	3/01/15	749,895
Linda K. Wackwitz	4/05/05	40,000	3.12	2.98	4/05/15	103,819
Thomas H. Zajac	4/01/05	80,000	6.25%	3.30	4/01/15	229,934

(a)	Stock options granted to the Named Executive Officers pursuant to our 1997 Stock Plan in the fiscal year ended December 31, 2005.

(b)	Based on a total of 1,280,555 shares subject to stock options granted to employees pursuant to our 1997 Stock Plan and our 2000 Nonstatutory Stock Option Plan in the fiscal year ended December 31, 2005, including shares subject to stock options granted to the Named Executive Officers.

(c)	All stock options were granted at exercise prices, which were equal to the fair market value of our common stock on the date of grant.

(d)	Stock options in this table may terminate before their expiration as a result of the termination of the optionee’s status as an employee or upon the optionee’s disability or death.

(e)	Valuation was calculated based on the fair value of each option grant and was estimated on the date of grant using the Black-Scholes option pricing model and factors estimated each year based on historical information.

(f)	Mr. Keating’s employment with Quovadx terminated, and all options granted in 2005 were forfeited, as of September 2, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table shows the number of shares of our common stock acquired on exercise of stock options and the aggregate gains realized on exercise in 2005 by the Company’s Named Executive Officers. The table also shows the number of shares covered by exercisable and unexercisable options held by such executive on December 31, 2005 and the aggregate gains that would have been realized had these options been exercised on December 31, 2005, even though these options were not exercised and the unexercisable options could not have been exercised on December 31, 2005.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2005 (#)		December 31, 2005(b)($)
	Acquired on	Value
Name	Exercise (#)	Realized(a)($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Harvey A. Wagner	—	—	599,305	400,695	321,472	221,528
Afshin Cangarlu	—	—	419,166	130,834	45,687	51,063
Cory Isaacson	—	—	200,416	119,584	45,687	51,063
Melvin L. Keating	42,500	120,903	7,500	—	9,675	—
Linda K. Wackwitz	—	—	154,722	55,278	6,091	6,809
Thomas H. Zajac	—	—	175,416	39,584	45,687	51,063

(a)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b)	These amounts represent the difference between the exercise price of the stock options and the $2.41 per share closing price of our common stock as reported on the NASDAQ National Market on December 30, 2005 (which was the last business day of the year) for all in-the-money options held by the Company’s Named Executive Officers. Options are in-the-money if the market value of the shares covered by the options is greater that the options exercise price.
Employment Agreements
      Agreement with Chief Executive Officer. In October 2004, Mr. Wagner and the Company entered into an executive employment agreement. The material terms and conditions of Mr. Wagner’s agreement are as follows:

•	Term. Mr. Wagner’s agreement has an initial term ending on October 7, 2006, with automatic one year renewals unless the Company or Mr. Wagner provides written notice of non-renewal at least 90 days prior to the scheduled termination date.

•	Compensation. The agreement sets forth Mr. Wagner’s annual base salary of $400,000 during his first year of employment, and provides that such salary will be reviewed by the compensation committee at least annually, with adjustments to be made in accordance with the committee’s standard practices. According to such practices, the committee increased Mr. Wagner’s annual salary to $420,000 during his second year of employment. The agreement also provides that Mr. Wagner will be eligible to receive an annual target bonus equal to from 50% to 150% of his base salary, the payment of which will be based on performance criteria to be agreed to by Mr. Wagner and the compensation committee.

•	Severance Benefits. The agreement provides that, subject to the performance by Mr. Wagner of his covenants in the agreement, including covenants not to compete with or solicit employees or customers of the Company for a specified period following the termination of his employment, and subject to Mr. Wagner’s execution of a satisfactory release of claims, Mr. Wagner will be entitled to the following severance and termination benefits:

•	Termination Without Cause. In the event that, during the term of the agreement, Mr. Wagner’s employment is terminated by the Company without “cause” or Mr. Wagner resigns with “good reason” (which includes a reduction in title, duties, responsibilities or compensation, with certain exceptions), Mr. Wagner will be entitled to (1) continued payment of salary through the scheduled termination of the agreement or for twelve months, whichever is longer, (2) payment of 100% of his target bonus for the then current year (to be paid on the date bonuses are paid to other executive officers of the Company, but in any event within one year) and (3) reimbursement of COBRA premiums for continued medical benefits for Mr. Wagner and his dependants through the scheduled termination of the agreement or for twelve months, whichever is longer (or until Mr. Wagner becomes eligible for medical coverage from another employer).

•	Termination in Connection with Change of Control. In the event that, during the term of the agreement, and within three months preceding or twelve months following a change of control of the Company, Mr. Wagner’s employment is terminated by the Company without “cause” or Mr. Wagner resigns with “good reason,” Mr. Wagner will be entitled to (1) continued payment of salary through the scheduled termination of the agreement or for eighteen months, whichever is longer, (2) payment of 150% of his target bonus for the then current year (to be paid on the date bonuses are paid to other executive officers of the Company, but in any event within one year) and (3) reimbursement of COBRA premiums for continued medical benefits for Mr. Wagner and his dependants through the scheduled termination of the term of the agreement or for eighteen months, whichever is longer (or until Mr. Wagner becomes eligible for medical coverage from another employer).
      Agreements with Other Executive Officers. In February 2005, our compensation committee approved a form of employment agreement that each of the Named Executive Officers (other than Mr. Wagner, whose agreement is described above, and other than Mr. Keating) and each of the other executive officers of the Company listed above under “Executive Officers,” has entered into with the Company (the “executive employment agreements”). The material terms and conditions of such executive employment agreements are as follows:

•	Term. Each of the agreements has a term ending on December 31, 2006, with automatic one year renewals unless the Company or the executive provides written notice of non-renewal at least 90 days prior to the scheduled termination date. However, in the event of a change of control of the Company, the term of the agreements will be extended until the first anniversary of such change of control, and will be subject to annual renewal (or termination) as described in the previous sentence on such anniversary and on each subsequent anniversary of the change of control thereafter.

•	Compensation. The agreements set forth the base salary for each of the executives, and provide that such salaries will be reviewed by the compensation committee at least annually, with adjustments to be made in accordance with the committee’s standard practices. The agreements also provide that the executives will be eligible to receive an annual target bonus, equal to a specified percentage of the executives’ base salary, the payment of which will be based on certain performance criteria to be developed by the compensation committee.

•	Severance Benefits. Each of the agreements provides that, subject to the performance by the executive of his or her covenants in such agreement, including covenants not to compete with or solicit employees or customers of the Company for a specified period following termination of the executive’s employment, and subject to the executive’s execution of a satisfactory release of claims, the executive will be entitled to the following severance and termination benefits:

•	Termination Without Cause. In the event that the executive’s employment is terminated by the Company without “cause” during the term of the agreement, the executive will be entitled to (1) continued payment of salary for six months following such termination, (2) payment of the pro-rated amount of the executive’s target bonus for the then current year (to be paid on the date bonuses are paid to other executive officers of the Company, but in any event within one year) and (3) reimbursement of COBRA premiums for continued medical benefits for the executive and his or her dependants for six months (or until the executive becomes eligible for medical coverage from another employer). In Mr. Keating’s case only, the continuation of salary benefit referred to in (1) above and the COBRA benefit referred to in (3) above are each twelve months in duration, but are otherwise the same as for the other executives.

•	Termination in Connection with Change of Control. In the event that, within three months preceding and twelve months following a change of control of the Company, the executive’s employment is terminated without “cause” or the executive resigns with “good reason” (which includes a reduction in title, duties, responsibilities or compensation, with certain exceptions), then the executive will be entitled to (1) continued payment of salary for twelve months following such termination or resignation, (2) payment of the pro-rated amount of the executive’s target bonus for the then current year (to be paid on the date bonuses are paid to other executive officers of the Company, but in any event within one year), (3) reimbursement of COBRA premiums for continued medical benefits for the executive and his or her dependants for twelve months (or until the executive becomes eligible for medical coverage from another employer) and (4) full acceleration of vesting of all equity incentive awards granted to the executive during the term of the agreement.

•	Non-Renewal of Employment Agreement Term by Company. In the event that the Company chooses not to renew the term of the employment agreement, then the executive will be entitled to (1) continued payment of salary for three months following termination of employment and (2) reimbursement of COBRA premiums for continued medical benefits for the executive and his or her dependants for three months (or until the executive becomes eligible for medical coverage from another employer).
Securities Authorized for Issuance under Equity Compensation Plans. The following table provides certain information concerning our equity compensation plans as of December 31, 2005.

				Number of Securities
				Remaining Available for Future
	Number of Securities to	Weighted-Average		Issuance Under Equity
	be Issued Upon	Exercise Price of		Compensation Plans
	Exercise of Outstanding	Outstanding Options,		(Excluding Securities Reflected
Plan Category	Options and Rights	Warrants and Rights		in the First Column)

Equity compensation plans approved by security holders(1)	3,660,082	$3.79	(2)	4,503,370	(3)
Equity compensation plans not approved by security holders(4)	2,023,390	$3.82		962,921

Total	5,683,472	$3.81		5,466,291

(1)	Information is provided with respect to our 1997 Stock Plan, 1999 Director Stock Option and 1999 Employee Stock Purchase Plan.

(2)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our 1999 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under our 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan as amended in 2005, provides that shares of our common stock may be purchased at a per share price equal to 90% of the fair market value of the common stock at the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(3)	This amount includes 3,425,692 shares available for future issuance under our 1997 Stock Plan, 634,083 shares available for future issuance under our 1999 Director Stock Option Plan and 443,595 shares available for future issuance under our 1999 Employee Stock Purchase Plan as of December 31, 2005. The number of shares available for future issuance under our 1997 Stock Plan is automatically increased each year by an amount equal to the lesser of (i) 1,224,000 shares, (ii) 5% of the number of outstanding shares of common stock of the Company, or (iii) a lesser amount determined by the Board. The number of shares available for future issuance under the 1999 Director Stock Option Plan is automatically increased each year by an amount equal to the lesser of (i) 200,000 shares, (ii) 1% of the number of outstanding shares of common stock of the Company, or (iii) a lesser amount determined by the Board. The number of shares available for future issuance under the 1999 Employee Stock Purchase Plan is automatically increased each year by an amount equal to the lesser of (i) 500,000 shares, (ii) 2% of the number of outstanding shares of common stock of the Company, or (iii) a lesser amount determined by the Board.

(4)	Information is provided with respect to our 2000 Nonstatutory Stock Option Plan. A description of the 2000 Nonstatutory Stock Option Plan follows below.
      2000 Nonstatutory Stock Option Plan. In September 2000, our Board adopted the 2000 Nonstatutory Stock Option Plan (the “NSO Plan”). The Board of Directors is authorized to administer the NSO Plan. The Board has delegated to the compensation committee authority to administer certain aspects of the NSO Plan. The Board and the compensation committee have the authority to select the recipients of options under the NSO Plan, provided that no options will be issued under the NSO Plan to directors or executive officers of the Company. The Board and the compensation committee also have the authority to determine (i) the number of shares of common stock covered by such options, (ii) the dates upon which such options become exercisable, (iii) the exercise price of options (which may not be less than the fair market value of the common stock on the date of grant), and (iv) the duration of the options (which may not exceed 10 years). The Board generally is authorized to amend, alter, suspend or terminate the NSO Plan at any time, but no amendment, alteration, suspension or termination of the NSO Plan may adversely affect any option previously granted under the plan without the written consent of the optionee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Introduction
      The Quovadx, Inc. Board of Directors’ compensation committee (the “compensation committee”) has overall responsibility for approving and evaluating executive officer compensation, plans, policies and programs.
      The compensation committee reviews and makes recommendations to the Company’s Board regarding the compensation of the Chief Executive Officer of the Company (“CEO”). The CEO does not take part in this review or recommendation. The compensation committee also reviews and approves compensation of the other executive officers. The CEO does take part in these reviews and recommendations. The compensation committee’s responsibility encompasses annual base salary, annual incentive bonus (including the specific goals and amount), equity compensation, employment agreements, severance arrangements, and change in control agreements/provisions, and any other benefits, compensation or arrangements.
      For 2005 executive compensation decisions, the members of the compensation committee were Mr. Roesslein (Chair, commencing February 2005), Mr. Brown, Mr. Cowherd (former Chair), Mr. Hoover, and Mr. Krauss. None of them is an employee of the Company and each of them qualifies as a non-employee director for the purpose of Rule 16b-3 under the Securities and Exchange Act of 1934, an outside director for the purpose of Rule 163(m) of the Internal Revenue Code and an independent director as defined by the rules of the NASDAQ Stock Market and the SEC, as required by the committee’s charter.
General Executive Compensation Policies
      The philosophy of the compensation committee is to provide compensation to the Company’s executive officers in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, to promote the success of the Company’s business and to creation of shareholder value.
      During 2005, the compensation committee restructured executive compensation. First, to enhance the stability of the executive team, the committee adopted a standard form of executive employment agreement for all executives except Messrs. Wagner and Keating whose agreements were negotiated individually. The new executive employment agreement replaced previously outstanding agreements in the case of Messrs. Cangarlu, Isaacson and Zajac. Other executives had no preexisting agreement. The form of agreement incorporated change of control severance provisions, which previously had been under consideration on a stand-alone basis. The executive employment agreements (except Mr. Wagner’s, which is described below) provide for severance payments upon specified events related to a change of control, which provide for each of them to receive continued base salary for a period of one year following their termination date, a lump sum payment equal to a pro-rated amount of their target bonus for the year in which the termination occurs, and reimbursement for COBRA continuation coverage premiums. The committee also adopted an executive bonus plan designed to motivate achievement of the Company’s 2005 annual operating plan (AOP) by linking individual bonus compensation to AOP targets.
Use of Outside Consultants
      The compensation committee employs an outside compensation consultant to assist it in fulfilling its charter. The consultant is an independent advisor to the compensation committee. The compensation committee selects the consultant and approves any related financial arrangement.
Components of Compensation
      During 2005, the Company’s executive compensation consisted of three primary components: base salary, short-term annual cash incentives and long-term incentives in the form of stock options and restricted stock. The compensation committee sets components of compensation after reviewing competitive compensation data provided by its compensation consultant. Such data is extracted from information on companies deemed to be comparable to Quovadx in terms of size and industry characteristics.

Base Salary
      The compensation committee reviews executive base salaries each year. Base salaries are targeted between the 50th and 75th percentile of salaries for similar positions at the benchmark companies. The compensation committee makes annual adjustments to base salaries, if appropriate and merited, after considering both quantitative and qualitative factors, such as Company performance, individual executive performance, changes in executives’ responsibilities and changes in the marketplace. The compensation committee sets the CEO’s salary and bonus after consulting with their consultant, and the Committee approves the CEO’s salary recommendations for the other executives.

Short-Term Incentive
      Short-term incentives link executive rewards directly to annual performance results, are tied to the achievement of certain performance standards or to reward outstanding service or achievement, are paid in cash and are variable in amounts. For 2005, a cash bonus was awarded to Mr. Wagner and Mr. Pullam based entirely on Company performance, and to the other executives based in part on achievement of individual goals set by Mr. Wagner and in part on achievement of the 2005 AOP targets, consistent with the 2005 executive bonus plan, as follows:

President & CEO	Paid 100% on Company performance:
EVP, CFO, Treasurer	• Fiscal year targeted revenue (30% of total)
• Fiscal year targeted net income/loss (70% of total)
Division President	Paid 25% on individual performance and 75% on Company and division performance:
• Division performance portion (80% of total factor) is fiscal year targeted division operating income contribution before corporate allocation for
• Company performance portion (20% of total factor) has same targeted criteria as for corporate executives
EVP Corporate V.P. Human Resources	Paid 25% on individual performance and 75% on Company and division performance allocated 25% on Company performance and 25% on each of the performance of the Company’s three divisions
      Bonuses paid to Mr. Keating, whose employment terminated September 2, 2005, were paid at 100% of target pursuant to the termination provisions of his employment agreement. Under a preexisting agreement, 25% of Mr. Keating’s bonus was paid to Tatum Partners.

Long-Term Incentive
      The Company believes that executive compensation should be linked to long-term results and the creation of shareholder value. To achieve this, the Company maintains an equity-based long-term incentive program in order to align the long-term interests of executives with those of shareholders. Executive officers are awarded options to purchase shares of the Company’s common stock, and shares of restricted common stock, under the Company’s Amended and Restated 1997 Stock Plan (the “1997 Stock Plan”), which has been approved by our stockholders. The compensation committee considers the executive’s position with the Company, his or her responsibilities and performance and the practices at similar companies, as well as the executive’s existing level of equity ownership in the Company. The compensation committee also considers the recommendation of Mr. Wagner in connection with each option grant and stock award to key executives. Each option grant allows an executive to acquire shares of the Company’s common stock over a period of time, generally ten years, at a fixed price per share, which is the fair market value of a share of the Company’s common stock on the date of the grant and generally vesting over four years. Restricted stock awards vest either with the passage of time, typically four years, or with the achievement of specific performance goals at the end of a three-year period. The compensation committee reviews executives’ long-term incentives annually. Specifically, in 2005, the Company granted an aggregate of 575,000 options and 125,632 shares of restricted stock (excluding awards to Mr. Wagner and Mr. Keating, described below) to key executives to retain and motivate them, and in recognition of the achievement of certain individual and corporate objectives.

      On February 10, 2005 Mr. Keating was awarded 40,000 shares of restricted stock, and on March 1, 2005, he was awarded 300,000 options, all under the Company’s 1997 Plan. Upon the September 2, 2005 termination of his employment, none of the options or shares of the restricted stock issued during 2005 had vested and as a result, all were forfeited and cancelled.
Chief Executive Officer Compensation
      In determining the compensation structure for the CEO, the compensation committee applies a similar philosophy as that used to compensate other officers. The compensation committee believes that the CEO should have a significant portion of his total compensation at risk and tied to the Company’s performance.
      Mr. Wagner has been employed as the Company’s President and CEO since October 8, 2004. In establishing Mr. Wagner’s compensation, the compensation committee evaluated a number of factors, including data for chief executive officers of similar companies, information provided by the committee’s independent compensation consultant and other factors.
      Mr. Wagner’s employment contract provided for an annual salary of $400,000, which was increased to $420,000 on October 10, 2005. In addition, Mr. Wagner was eligible to receive a bonus targeted at 50% of his initial base pay payable upon performance measurements related to the Company’s annual operating plan as determined by the compensation committee. The actual bonus paid may be higher or lower than the target bonus for over or under achievement of the compensation committee’s performance criteria. Additionally, Mr. Wagner receives $6,500 per month for expenses incurred in maintaining a residence near the Company’s Colorado headquarters. Mr. Wagner’s employment agreement also provides for severance payments upon specified events related to a change of control, which provide for him to receive continued base salary for up to 18 months following termination of employment, a lump sum payment of 150% of his target bonus amount for the year in which the termination occurs, and reimbursement for COBRA continuation coverage premiums.
      Mr. Wagner’s actual salary for the period January 1, 2005 through December 31, 2005 was $403,846 and on March 8, 2006 he received a cash bonus of $240,600, which represented 120% of his target bonus for 2005. On February 14, 2005, Mr. Wagner received an award of 40,000 shares of restricted stock under the 1997 Stock Plan, valued at $104,800 on the date of award based on the closing price of the stock on that date vesting 25% on each of January 5, 2006, 2007 and 2008.
      The foregoing report is respectfully submitted by the undersigned members of the compensation committee.

Charles J. Roesslein (Chairman)
Fred L. Brown
J. Andrew Cowherd
James B. Hoover
Jeffrey M. Krauss

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN
      The following graph compares the cumulative total return to holders of our common stock with the cumulative total return on the NASDAQ Stock Market Composite Index-U.S. and the RDG Software Composite Index. The graph assumes that $100 was invested in our common stock and in the indices shown below on February 10, 2000, the date of our initial public offering, and assumes reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

	Cumulative Total Return
	12/00	3/01	6/01	9/01	12/01	3/02	6/02	9/02	12/02	3/03

QUOVADX, INC	100.00	129.88	263.41	242.93	178.54	162.15	122.54	27.32	47.22	37.66

NASDAQ STOCK MARKET (U.S.)	100.00	73.10	87.07	60.24	79.08	75.62	60.79	48.63	55.95	56.16

RDG SOFTWARE COMPOSITE	100.00	80.43	101.68	68.07	89.35	84.34	66.26	49.80	61.18	58.82

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cumulative Total Return
	6/03	9/03	12/03	3/04	6/04	9/04	12/04	3/05	6/05	9/05	12/05

QUOVADX, INC	53.27	73.76	95.61	71.80	21.85	37.27	46.63	60.29	53.85	59.12	47.02

NASDAQ STOCK MARKET (U.S.)	67.58	74.74	83.35	82.75	85.14	79.10	90.64	83.09	85.78	90.18	92.73

RDG SOFTWARE COMPOSITE	67.73	71.90	77.41	74.43	80.83	76.11	85.91	78.36	80.37	83.52	85.65

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      As noted above, the compensation committee is comprised solely of independent directors. None of its members is, or formerly was, an officer or an employee of Quovadx. No executive officer of Quovadx serves as a member of the compensation committee (or equivalent), or on the board of directors of any entity (other than Quovadx), that has one or more executive officers serving as a member of our Board or compensation committee, nor has any such interlocking relationship existed during 2005.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Other than the director and executive officer compensation arrangements described elsewhere in this proxy statement and the transaction described below, there has not been since the beginning of our last fiscal year, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party, in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest.
      In August 2003, we acquired our WebAccel product from CMI Corporate Marketing, Inc. (d/b/a CompuFlex International) (“Compuflex”). Mr. Cory Isaacson, our executive vice president and the president of our Rogue Wave division, is the sole stockholder of Compuflex. Compuflex has received royalty fees of $0.5 million over two years from us in accordance with the terms of the purchase agreement. In 2005, we paid Compuflex $0.2 million in royalty payments. Under this agreement, if the Company were to generate sufficient revenues from the acquired technology, Compuflex could receive additional royalties in the future.

OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

JEFFREY M. KRAUSS
Chairman of the Board of Directors
Greenwood Village, Colorado
May 15, 2006

APPENDIX A
QUOVADX, INC.
2006 EQUITY INCENTIVE PLAN
Approved By Board on: April 20, 2006
Approved By Stockholders:                     , 2006
Termination Date: April 20, 2016

1.	General.
      (a) Amendment and Restatement of Prior Plans. This Plan is an amendment and restatement of the Company’s existing 1997 Stock Plan and 2000 Nonstatutory Stock Option Plan (the “Prior Plans”). The Prior Plans are hereby amended and restated in their entirety as the 2006 Equity Incentive Plan, effective as of the Effective Date (as defined below). Except as otherwise expressly provided herein, upon the Effective Date, all Stock Awards granted under the Prior Plans will automatically become subject to the terms and conditions of this Plan, as set forth herein.
      (b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.
      (c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
      (d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
      (e) Definitions. Capitalized terms are defined in Section 13.

2.	Administration.
      (a) Administration of the Plan. The “Administrator” of the Plan shall be the Board, except to the extent that the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
      (b) Powers of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(viii) To amend the Plan in any respect the Administrator deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(ix) To amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Administrator discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(x) Generally, to exercise such powers and perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
      (c) Delegation to Committee(s).

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. Different Committees may administer the Plan with respect to different groups of Participants. The Board may retain the authority to concurrently administer the Plan with a Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Board may delegate the power to grant and administer such Awards to a Committee of two or more Outside Directors. To the extent that the Board determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Board may delegate the power to grant and administer such Awards to a Committee of two or more Non-Employee Directors and take such other action as may be required for such compliance.
      (d) Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
      (e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	Shares Subject to the Plan.
      (a) Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards (some or all of which may be Incentive Stock Options) shall not exceed, in the aggregate, eight million five hundred seventy-nine thousand (8,579,000) shares of Common

Stock. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (including, without limitation, all Stock Awards outstanding under the Prior Plans on the Effective Date) (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Company’s common stock that may be issued pursuant to the Plan.
      (b) If any shares of Common Stock issued pursuant to a Stock Award (including, without limitation, all Stock Awards outstanding under the Prior Plans on the Effective Date) are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. In addition, any shares reacquired by the Company pursuant to Section 8(e) or as consideration for the exercise of an Option shall again become available for Stock Awards under the Plan (including awards of Incentive Stock Options), provided that the total number of shares of Common Stock issued pursuant to the exercise of Incentive Stock Options over the term of the Plan shall not exceed the aggregate share reserve set forth in Section 3(a), as adjusted for Capitalization Adjustments and the annual increases described in Section 3(a).
      (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Options and Stock Appreciation Rights covering more than one million five hundred thousand (1,500,000) shares of Common Stock, provided however, that in the calendar year of an Employee’s commencement of Continuous Service, an Employee shall be eligible to be granted Options and Stock Appreciation Rights covering up to (but no more than) three million (3,000,000) shares of Common Stock.
      (d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

4.	Eligibility.
      (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Code Sections 424(e) and (f)). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
      (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
      (c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

5.	Option Provisions.
      Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical;

provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:
      (a) Term. Subject to the provisions of Section 4(b) (relating to Ten Percent Stockholders), no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.
      (b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
      (c) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
      (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Administrator shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(d) are:

(i) by cash or check;

(ii) bank draft or money order payable to the Company;

(iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iv) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(v) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(vi) in any other form of legal consideration that may be acceptable to the Administrator.
      (e) Transferability of Options. The Administrator may, in its sole discretion, impose such limitations on the transferability of Options as the Administrator shall determine. In the absence of such a determination by the Administrator to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Administrator may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
      (f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (that may be based on the satisfaction of Performance Goals or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
      (g) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
      (h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
      (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
      (j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
      (k) Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

      (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Administrator otherwise specifically provides in the Option.

6.	Provisions of Stock Awards other than Options.
      (a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Administrator’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Administrator. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Administrator in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Administrator.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Administrator shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
      (b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Administrator in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Administrator and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Administrator, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Administrator and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Administrator. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under 4the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.
      (c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Administrator at the time of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Administrator may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Administrator and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. An appreciation distribution in respect to a Stock Appreciation Right that is paid in a form of consideration other than Common Stock shall not reduce the share reserve.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.
      (d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 6(d) shall not exceed the value of five hundred thousand (500,000) shares of Common Stock; provided however, that the maximum benefit to be received by a Participant in the calendar year of such Participant’s commencement of Continuous Service shall not exceed the value of one million (1,000,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Administrator may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 6(d) shall not exceed one million dollars ($1,000,000). The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Administrator may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

      (e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	Covenants of the Company.
      (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.
      (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
      (c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	Miscellaneous.
      (a) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.
      (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
      (c) No Employment or Other Service Rights. Neither the provisions of the Plan, a Stock Award Agreement nor any other agreement executed in connection with a Stock Award shall give any Participant the right to continue providing services to the Company or an Affiliate, nor shall such provisions and documents interfere in any way with the Participant’s right or the Company’s right to terminate the Participant’s service at any time, with or without cause.
      (d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company (A) as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and (B) that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
      (e) Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
      (f) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
      (g) Deferrals. To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Administrator may provide for distributions while a Participant is still an employee. The Administrator is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
      (h) Compliance with 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

9.	Adjustments upon Changes in Common Stock; Other Corporate Events.
      (a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Administrator shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Sections 3(a) and 3(b), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(c) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive.
      (b) Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion. The Administrator shall notify each Participant of the proposed dissolution or liquidation and the treatment of such Participant’s Stock Awards pursuant to this Section 9(b) no later than fifteen (15) days prior to the effective date of such proposed transaction.
      (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Administrator at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. Except as otherwise provided in the applicable Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Administrator in accordance with the provisions of Section 2.

(ii) Stock Awards Not Assumed. Except as otherwise provided in the applicable Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that have not expired or terminated as of the time the Corporate Transaction is consummated, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full. The Administrator shall notify the holders of such Stock Awards that they shall be exercisable (if applicable) for a period of fifteen (15) days from the date of such notice, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Administrator may provide, in its sole discretion, that the holder of any Stock Award that is not exercised prior to such effective time will receive a payment, in such form as may be determined by the Administrator, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.
      (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	Termination or Suspension of the Plan.
      (a) Plan Term. Unless sooner terminated by the Administrator pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
      (b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	Effective Date of Plan.
      The Prior Plans shall be in force under the terms and conditions set forth in the Prior Plan, as amended, until the Effective Date. The terms and conditions as set forth herein shall become effective on the Effective Date.

12.	Choice of Law.
      The law of the State of Colorado shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.
13. Definitions. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:
      (a) “Administrator” has the meaning ascribed to such term in Section 2(a) hereof.
      (b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Administrator shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
      (c) “Award” means a Stock Award or a Performance Cash Award.
      (d) “Board” means the Board of Directors of the Company.
      (e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
      (f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) upon the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

The Administrator may, in its sole discretion and without Participant consent, amend the definition of “Change in Control” to conform to the definition of “Change of Control” under Section 409A of the Code, as amended, and the Treasury Department or Internal Revenue Service Regulations or Guidance issued thereunder.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
      (g) “Code” means the Internal Revenue Code of 1986, as amended.
      (h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
      (i) “Common Stock” means the common stock of the Company.
      (j) “Company” means Quovadx, Inc., a Delaware corporation.
      (k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
      (l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
      (m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
      (n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.
      (o) “Director” means a member of the Board.
      (p) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code and, for purposes of any deferred compensation under this Plan, has the meaning set forth in Section 409A of the Code and Section 223(d) of the Social Security Act, with respect to amounts subject to Section 409A of the Code.
      (q) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2006 provided this Plan is approved by the Company’s stockholders at such meeting.
      (r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
      (s) “Entity” means a corporation, partnership, limited liability company or other entity.
      (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
      (v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. Unless otherwise provided by the Administrator, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the last market trading day prior to the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Administrator in good faith.
      (w) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
      (x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
      (y) “Nonstatutory Stock Option” means any Option other than an Incentive Stock Option.
      (z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
      (aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
      (bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
      (cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.
      (dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(e).
      (ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
      (ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
      (gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
      (hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
      (ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).
      (jj) “Performance Criteria” means the one or more criteria that the Administrator shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; (xxviii) market capitalization; and (xxix) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Administrator shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
      (kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. At the time of the grant of any Award, the Administrator is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.
      (ll) “Performance Period” means the period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.
      (mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).
      (nn) “Plan” means this Quovadx, Inc. 2006 Equity Incentive Plan.
      (oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
      (pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
      (qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
      (rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
      (ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
      (tt) “Securities Act” means the Securities Act of 1933, as amended.
      (uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).
      (vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
      (ww) “Stock Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
      (xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company, or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
      (zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

DETACH HERE
PROXY
QUOVADX, INC.
7600 East Orchard Road
Suite 300S,
Greenwood Village, Colorado 80111
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Harvey A. Wagner and Linda K. Wackwitz, and each of them, as proxy holders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of Quovadx, Inc., to be held on Thursday, June 22, 2006, beginning at 9:00 a.m. (Mountain Daylight Time), at the Harlequin Plaza North Building First Floor Conference Room, 7600 East Orchard Road, Greenwood Village, Colorado 80111, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.
The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement, dated May 15, 2006, and (2) a copy of the Annual Report of Quovadx, Inc. on Form 10-K for the fiscal year ended December 31, 2005. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Quovadx, gives notice of such revocation.
This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” EACH NOMINEE SET FORTH BELOW, “FOR” THE APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN AND “FOR” THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

QUOVADX, INC.
C/O MELLON INVESTOR SERVICES, LLC
85 CHALLENGER ROAD
RIDGEFIELD PARK, NJ 07660
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
☑ Please mark votes as in this example
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE FOLLOWING:

1.	Election of two Class I directors to serve for a three-year term that expires at the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Nominees:

(01) Fred L. Brown
(02) Charles J. Roesslein

	FOR ALL NOMINEES ☐	☐	WITHHELD FROM ALL NOMINEES

☐

FOR all nominees except those written on the line above
				FOR	AGAINST	ABSTAIN
2.	To approve the 2006 Equity Incentive Plan			☐	☐	☐
				FOR	AGAINST	ABSTAIN
3.	To ratify the selection of McGladrey & Pullen LLP as independent registered accounting firm for the fiscal year ending December 31, 2006.			☐	☐	☐

4.	With discretionary authority, to transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

			MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.
Signature:                                                  Date:                            Signature:                                                   Date: